EXHIBIT 99.3

                                                                  EXECUTION COPY












================================================================================

                              PRE-MERGER AGREEMENT

                                      among

                   LABORATORY CORPORATION OF AMERICA HOLDINGS,

                           3065619 NOVA SCOTIA COMPANY

                                       and

                                  DYNACARE INC.

                             Dated as of May 8, 2002

================================================================================

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
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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS.............................................................................................5

   SECTION 1.01   DEFINITIONS.....................................................................................5

ARTICLE II ARRANGEMENT...........................................................................................12

   SECTION 2.01   IMPLEMENTATION STEPS BY THE COMPANY............................................................12
   SECTION 2.02   INTERIM ORDER..................................................................................13
   SECTION 2.03   ARTICLES OF ARRANGEMENT........................................................................13
   SECTION 2.04   CIRCULAR.......................................................................................13
   SECTION 2.05   SECURITIES COMPLIANCE..........................................................................14
   SECTION 2.06   PREPARATION OF FILINGS.........................................................................14
   SECTION 2.07   COMPANY ACTION.................................................................................15

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................16

   SECTION 3.01   ORGANIZATION AND QUALIFICATION; SUBSIDIARIES...................................................16
   SECTION 3.02   CERTIFICATE OF INCORPORATION AND BY-LAWS.......................................................17
   SECTION 3.03   AUTHORITY RELATIVE TO THIS AGREEMENT...........................................................17
   SECTION 3.04   NO CONFLICT; REQUIRED FILINGS AND CONSENTS.....................................................17
   SECTION 3.05   CAPITALIZATION.................................................................................18
   SECTION 3.06   SEC FILINGS; FINANCIAL STATEMENTS..............................................................19
   SECTION 3.07   INFORMATION TO BE SUPPLIED.....................................................................20
   SECTION 3.08   PERMITS; COMPLIANCE............................................................................20
   SECTION 3.09   ABSENCE OF CERTAIN CHANGES OR EVENTS...........................................................23
   SECTION 3.10   ABSENCE OF LITIGATION..........................................................................24
   SECTION 3.11   MATERIAL CONTRACTS.............................................................................24
   SECTION 3.12   EMPLOYEE BENEFIT PLANS.........................................................................25
   SECTION 3.13   LABOR AND EMPLOYMENT MATTERS...................................................................27
   SECTION 3.14   CUSTOMERS......................................................................................27
   SECTION 3.15   PROPERTY AND LEASES............................................................................28
   SECTION 3.16   INTELLECTUAL PROPERTY..........................................................................29
   SECTION 3.17   TAXES..........................................................................................30
   SECTION 3.18   ENVIRONMENTAL MATTERS..........................................................................31
   SECTION 3.19   INSURANCE......................................................................................32
   SECTION 3.20   BROKERS........................................................................................33
   SECTION 3.21   BOARD APPROVAL; VOTE REQUIRED..................................................................33
   SECTION 3.22   RELATED PARTY TRANSACTIONS.....................................................................33
   SECTION 3.23   DISCLOSURE.....................................................................................33
   SECTION 3.24   ABSENCE OF VIOLATION...........................................................................34
   SECTION 3.25   TAKEOVER  STATUTES.............................................................................34

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER................................................34

   SECTION 4.01   CORPORATE ORGANIZATION.........................................................................34
   SECTION 4.02   CERTIFICATE OF INCORPORATION AND BY-LAWS.......................................................35
   SECTION 4.03   AUTHORITY RELATIVE TO THIS AGREEMENT...........................................................35
   SECTION 4.04   NO CONFLICT; REQUIRED FILINGS AND CONSENTS.....................................................35
   SECTION 4.05   CAPITALIZATION.................................................................................36
   SECTION 4.06   SEC FILINGS; FINANCIAL STATEMENTS..............................................................37
   SECTION 4.07   INFORMATION TO BE SUPPLIED.....................................................................38
   SECTION 4.08   PERMITS; COMPLIANCE............................................................................38
   SECTION 4.09   ABSENCE OF CERTAIN CHANGES OR EVENTS...........................................................41


   SECTION 4.10   LITIGATION.....................................................................................41
   SECTION 4.11   NO VOTE REQUIRED...............................................................................41
   SECTION 4.12   OPERATIONS OF PURCHASER........................................................................41
   SECTION 4.13   BROKERS........................................................................................42
   SECTION 4.14   FINANCING......................................................................................42
   SECTION 4.15   OWNERSHIP OF COMPANY COMMON STOCK..............................................................42

ARTICLE V CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE DATE........................................................42

   SECTION 5.01   CONDUCT OF BUSINESS BY THE COMPANY.............................................................42
   SECTION 5.02   CONDUCT OF BUSINESS BY PARENT..................................................................45

ARTICLE VI ADDITIONAL AGREEMENTS.................................................................................45

   SECTION 6.01   ACCESS TO INFORMATION; CONFIDENTIALITY.........................................................45
   SECTION 6.02   NO SOLICITATION OF TRANSACTIONS................................................................46
   SECTION 6.03   STOCKHOLDER MEETING............................................................................48
   SECTION 6.04   EMPLOYEE BENEFITS MATTERS......................................................................48
   SECTION 6.05   DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.........................................49
   SECTION 6.06   NOTIFICATION OF CERTAIN MATTERS................................................................49
   SECTION 6.07   COMPANY AFFILIATES.............................................................................50
   SECTION 6.08   FURTHER ACTION; REASONABLE EFFORTS.............................................................50
   SECTION 6.09   PURCHASER......................................................................................51
   SECTION 6.10   NYSE LISTING...................................................................................51
   SECTION 6.11   PUBLIC ANNOUNCEMENTS...........................................................................51
   SECTION 6.12   TRANSFER TAX...................................................................................52
   SECTION 6.13   INDEBTEDNESS...................................................................................52

ARTICLE VII CONDITIONS...........................................................................................52

   SECTION 7.01   CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATION TO EFFECT THE ARRANGEMENT......................52
   SECTION 7.02   CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT..................................................53
   SECTION 7.03   CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS..............................................53

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER...................................................................54

   SECTION 8.01   TERMINATION BY MUTUAL CONSENT..................................................................54
   SECTION 8.02   TERMINATION BY EITHER PARENT OR THE COMPANY....................................................54
   SECTION 8.03   TERMINATION BY THE COMPANY.....................................................................54
   SECTION 8.04   TERMINATION BY PARENT..........................................................................55
   SECTION 8.05   EFFECT OF TERMINATION AND ABANDONMENT..........................................................56

ARTICLE IX GENERAL PROVISIONS....................................................................................57

   SECTION 9.01   NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES.................................................57
   SECTION 9.02   AMENDMENTS, MODIFICATION AND WAIVER............................................................57
   SECTION 9.03   NOTICES........................................................................................57
   SECTION 9.04   SEVERABILITY...................................................................................59
   SECTION 9.05   ENTIRE AGREEMENT; ASSIGNMENT...................................................................59
   SECTION 9.06   PARTIES IN INTEREST............................................................................59
   SECTION 9.07   INTERPRETATION.................................................................................59
   SECTION 9.08   SPECIFIC PERFORMANCE...........................................................................60
   SECTION 9.09   GOVERNING LAW..................................................................................60
   SECTION 9.10   WAIVER OF JURY TRIAL...........................................................................60
   SECTION 9.11   HEADINGS.......................................................................................60
   SECTION 9.12   COUNTERPARTS...................................................................................60
   SECTION 9.13   CURRENCY.......................................................................................61


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ANNEX I [Form of arrangement resolution]


ANNEX II [form of PLAN OF ARRANGEMENT]


SCHEDULE 1


COMPANY DISCLOSURE SCHEDULES


PARENT DISCLOSURE SCHEDULES













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

                              PRE-MERGER AGREEMENT
                              --------------------

                  THIS PRE-MERGER AGREEMENT (this "Agreement") is made as of May 8, 2002, by and among Laboratory Corporation of America Holdings, a Delaware corporation ("Parent"), 3065619 NOVA SCOTIA COMPANY, a Nova Scotia corporation and an indirect wholly owned subsidiary of Parent ("Purchaser") and Dynacare Inc., an Ontario corporation (the "Company").

                  WHEREAS, the Boards of Directors of Parent, Purchaser and the Company have each approved the terms and conditions of a business combination of the Company and the Purchaser upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the business combination of the Company and the Purchaser shall be effected by the terms of this Agreement through a plan of arrangement, pursuant to Section 182 of the Business Corporations Act (Ontario) (the "OBCA"), of the Company and the Purchaser (the "Arrangement");

                  WHEREAS, the Arrangement is intended to provide holders of Company Common Stock (as defined below) with the opportunity to dispose of their shares in exchange for a combination of cash and shares of Parent Common Stock (as defined below), all in accordance with the terms and conditions set forth in this Agreement;

                  WHEREAS, the Board of Directors of the Company (the "Company Board") has (i) determined that the Arrangement is fair to, and in the best interests of, the Company and its stockholders and has approved this Agreement and declared its advisability and approved the Arrangement and the other transactions contemplated by this Agreement, and (ii) resolved to recommend acceptance of the Arrangement and adoption of this Agreement by the Company's stockholders; and

                  WHEREAS, as a condition and as an inducement to Parent's willingness to enter into this Agreement, Parent, Purchaser and certain stockholders of the Company (the "Stockholders") have entered into a Stockholders Agreement, dated as of the date hereof (the "Stockholders Agreement"), pursuant to which, among other things, the Stockholders have irrevocably agreed to vote all shares of Company Common Stock beneficially owned by them in favor of the Arrangement and against any competing proposals, and, under certain circumstances, to sell the shares of Company Common Stock beneficially owned by them to Parent.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

Section 1.01      Definitions.

                  (a) For purposes of this Agreement:

                  "Affiliate" of a specified Person means any other Person who, directly or indirectly through one or more intermediaries, Controls, is controlled by, or is under common Control with, such specified Person.

                  "Arrangement" means an arrangement under Section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 9.02 hereof or Article 5 of the Plan of Arrangement or made at the direction of the Court in the Interim Order or the Final Order.

                  "Arrangement Resolution" means the special resolution of the Company Securityholders, to be substantially in the form and content of Annex I annexed hereto.

                  "Articles of Arrangement" means the articles of arrangement of the Company in respect of the Arrangement that are required by the OBCA to be sent to the Director after the Final Order is made.

                  "Beneficial Owner", with respect to any Company Common Stock, has the meaning ascribed to such term under Rule 13d-3 of the Exchange Act.

                  "Business Day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York or in Toronto.

                  "Canadian Securities Laws" means all applicable securities laws in the province of Ontario, all as now enacted or as the same as may from time to time be amended, re-enacted or replaced, the respective regulations, rules, orders and forms under such laws and the applicable published policy statements of and any exempting orders issued by the Canadian Securities Regulators.

                  "Canadian Securities Regulators" means the Ontario Securities Commission.

                  "Certificate" means a certificate or certificates representing shares of Company Common Stock.

                  "Circular" means the notice of the Company Meeting and accompanying management information circular and proxy statement, including all appendices thereto, to be sent to holders of Company Common Stock and Company Stock Options in connection with the Company Meeting, as may be amended from time to time.


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

                  "Code" means the United States Internal Revenue Code of 1986, as amended.

                  "Company Common Stock" means the Company's common stock, without par value.

                   "Company Material Adverse Effect" means any event, circumstance, change, occurrence, fact or effect that, individually or in the aggregate with all other events, circumstances, changes, occurrences, facts and/or effects (i) is or is reasonably likely to be materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (ii) is or is reasonably likely to prevent or materially delay the Company from performing its obligations under this Agreement; provided, however, that the definition set forth in clause (i) above shall not include any event, circumstance, change, occurrence, fact or effect resulting from or relating to (w) changes in general economic conditions in any region in which the Company or its Subsidiaries operate unless those changes have a materially disproportionate impact on the Company and its Subsidiaries, taken as a whole, as compared to other companies in that region, (x) changes in the United States or Canadian financial markets in general, (y) changes in the industry in which the Company and its Subsidiaries operate unless those changes have a materially disproportionate impact on the Company and its Subsidiaries, taken as a whole, as compared to other companies in that industry, or (z) the public announcement of this Agreement or the transactions contemplated hereby.

                  "Company Meeting" means the special meeting (or annual and special meeting) of the Company Securityholders, including any adjournment thereof, to be called and held in accordance with the Interim Order to consider the Arrangement and for any other proper purpose as may be set out in the notice for such meeting.

                  "Company Permit" means all franchises, grants, authorizations, licenses, certifications, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or the Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted.

                  "Company Securityholders" means the holders of Company Common Stock and Company Stock Options, collectively.

                  "Company Stock Options" means, at any time or times, the options, whether or not exercisable and whether or not vested, granted under the Company Stock Option Plans and being outstanding and unexercised, at such time or times.

                  "Company Stock Option Plans" means each of the Company's Amended and Restated Employee Stock Option Plan and the Company's Amended and Restated Stock Option Incentive Plan, as amended to date and as they may be further amended from time to time as expressly permitted by this Agreement.

                  "Continuance Resolution" means the special resolution of the Company stockholders authorizing and approving the continuance of the Company as a "company limited by shares" under the laws of the Province of Nova Scotia.


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

                  "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

                  "Court" means the Superior Court of Justice (Ontario).

                  "Director" means the Director appointed pursuant to Section 278 of the OBCA.

                  "Dissent Rights" means the rights of dissent in respect of the Arrangement described in Section 3.1 of the Plan of Arrangement.

                  "Dissenting Shareholder" has the meaning ascribed thereto in the Plan of Arrangement.

                  "Drop Dead Date" means October 31, 2002, or such later date as may be mutually agreed by the parties to this Agreement.

                  "Effective Date" means the date shown on the certificate of arrangement to be issued by the Director under the OBCA giving effect to the Arrangement provided that such date occurs on or prior to the Drop Dead Date.

                  "Effective Time" has the meaning ascribed thereto in the Plan of Arrangement.

                  "Environmental Laws" means any applicable Law relating to (i) Hazardous Substances or materials containing Hazardous Substances; or (ii) pollution or protection of the environment, human health or safety as a result of exposure to Hazardous Substances, and shall include the following ("Specified Environmental Laws"): the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act, and all similar state, Canadian federal and provincial laws.

                  "Exchange Consideration" has the meaning ascribed thereto in the Plan of Arrangement.

                  "Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed.

                  "Hazardous Substances" means (i) those substances listed in, defined in or regulated under Specified Environmental Laws; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas and any mixtures thereof; and (iv) polychlorinated biphenyls, asbestos and radon.

                  "Indebtedness" means, as of a given time, (i) all indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which the Company or any of its Subsidiaries is liable, contingently or otherwise, as obligor or otherwise, and any commitment by which the Company or any of its Subsidiaries assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit; (ii) all indebtedness guaranteed in any manner by the Company or any of its Subsidiaries, including a guarantee in the form of an agreement to repurchase or reimburse;
(iii) all obligations under capitalized leases in respect of which the Company or any of its Subsidiaries is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations the Company or any of its Subsidiaries assures a creditor against loss; and (iv) all interest, prepayment penalties, premiums, fees and expenses (if any) thereon.

                  "Intellectual Property" means (i) United States and foreign patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, and (iv) confidential and proprietary information, including trade secrets and know-how.

                  "Interim Order" means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by Section 2.02.

                  "Nasdaq" means the Nasdaq National Market.

                  "Noon Spot Rate" means, on any day, the Noon Spot Rate on such day of the Bank of Canada for one US dollar expressed in Canadian dollars.

                  "NYSE" means the New York Stock Exchange.

                  "OBCA" means the Business Corporations Act (Ontario) as in effect as of the date hereof and as may be amended from time to time prior to the Effective Time.

                  "Parent Closing Price" means the closing on the NYSE of the Parent Common Stock on the Business Day immediately preceding the Effective Date.

                  "Parent Common Stock" means Parent's common stock, par value $.10 per share.

                  "Parent Material Adverse Effect" means any event, circumstance, change, occurrence, fact or effect that, individually or in the aggregate with all other events, circumstances, changes, occurrences, facts and/or effects (i) is or is reasonably likely to be materially adverse to the business, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole or (ii) is or is reasonably likely to, prevent or materially delay Parent from performing its obligations under this Agreement; provided, however, that the definition set forth in clause (i) above shall not include any event, circumstance, change, occurrence, fact or effect resulting from or relating to (w) changes in general economic conditions in any region in which Parent and its Subsidiaries operate unless those changes have a materially disproportionate impact on Parent and its Subsidiaries, taken as a whole, as compared to other companies in that region, (x) changes in the United States or Canadian financial markets in general, (y) changes in the industry in which Parent and its subsidiaries operate unless those changes have a materially disproportionate impact on Parent and its Subsidiaries, taken as a whole, as compared to other companies in that industry, or (z) the public announcement of this Agreement or the transactions contemplated hereby. All references to Parent Material Adverse Effect contained in this Agreement shall be deemed to refer solely to the business, financial condition, assets, liabilities or results of operations of Parent and its Subsidiaries, taken as a whole, without including its ownership of the Company and its Subsidiaries after giving effect to the Transaction.

                  "Parent Option Shares" has the meaning ascribed thereto in
Section 2.03(a).

                  "Person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person, trust, association or entity or government, political subdivision, agency or instrumentality of a government.

                  "Plan of Arrangement" means the plan of arrangement substantially in the form and content of Annex II annexed hereto and any amendments or variations thereto made in accordance with Section 9.02 hereof or
Article 5 of the Plan of Arrangement or made at the direction of the Court in the Final Order.

                  "Proxy Statement" means the proxy statement on Schedule 14A to be filed with the SEC by the Company in connection with the solicitation of votes of the Company Securityholders to approve the Transaction.

                  "Release" means any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration or release of Hazardous Substances from any source into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage or disposal systems.

                  "Remediation" means any investigation, clean-up, removal action, remedial action, restoration, repair, response action, corrective action, monitoring, sampling, and analysis, installation, reclamation, closure or post-closure in connection with the suspected, threatened or actual Release of Hazardous Substances.

                  "Securities Legislation" means the Securities Act, the Exchange Act, Blue Sky Laws, and the Canadian Securities Laws, all as now enacted or as the same may from time to time be amended, re-enacted or replaced, and the applicable rules, regulations, rulings, orders and forms made or promulgated under such statutes and the published policies of the regulatory authorities administering such statutes, as well as the rules, regulations, by-laws and policies of the TSE, the NYSE and Nasdaq.

                  "Security Portion" has the meaning ascribed thereto in the Plan of Arrangement.

                  "Stark Law" means Section 1877 of the Social Security Act (42 U.S.C. 1395 nn).

                  "Subsidiary" or "Subsidiaries" of the Parent means any corporation, partnership, joint venture or other legal entity of which Parent
(a) owns, directly or indirectly, 50% or more of the outstanding common stock, limited partnership or member interests or other equity interests or (b) is or controls a general partner or other managing body of such legal entity and "Subsidiary" or "Subsidiaries" of the Company means any corporation, partnership, joint venture or other legal entity of which the Company (a) owns, directly or indirectly, 35% or more of the outstanding common stock, limited partnership or member interests or other equity interests or (b) is or controls a general partner or other managing body of such legal entity.

                  "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

                  "Transaction" means the transactions contemplated by this Agreement, including the Arrangement.

                  "TSE" means the Toronto Stock Exchange.

                  "Vested Company Stock Option" means each Company Stock Option that is vested or that will become vested as a result of the consummation of the transactions contemplated hereunder.

                  (b) The following terms have the meanings set forth in the Sections set forth below:

                            Defined Term             Location of Definition
                            ------------             ----------------------
Action...............................................       Section 3.10
Agreement............................................         Preamble
Approvals ...........................................     Section 3.08(a)
Board Recommendation ................................       Section 6.03
Blue Sky Laws........................................     Section 3.04(b)
Company..............................................         Preamble
Company Affiliate....................................       Section 6.07
Company Board........................................         Recitals
Company Disclosure Schedule..........................       ARTICLE III
Company Financial Advisor ...........................       Section 2.08
Company Licensed Intellectual Property...............     Section 3.16(a)
Company Owned Intellectual Property..................     Section 3.16(a)
Company Reports......................................     Section 3.06(a)
Company Subsidiary...................................     Section 3.01(a)
Competing Transaction................................     Section 6.02(d)
Competition Act......................................     Section 3.04(b)


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

                            Defined Term             Location of Definition
                            ------------             ----------------------

Confidentiality Agreement............................     Section 6.01(b)
Customers............................................       Section 3.14
Environmental Permits................................       Section 3.18
ERISA................................................     Section 3.12(a)
Exchange Act.........................................     Section 3.06(a)
Form S-8 ............................................     Section 2.06(b)
GAAP.................................................     Section 3.06(b)
Governmental Authority...............................     Section 3.04(b)
HSR Act..............................................     Section 3.04(b)
Indenture............................................       Section 6.13
IRS..................................................     Section 3.12(a)
Law..................................................     Section 3.04(a)
Leases...............................................     Section 3.15(d)
Liens................................................     Section 3.15(b)
Management Letters...................................     Section 3.06(d)
Material Contracts...................................     Section 3.11(a)
Monthly CapEx Amount.................................     Section 5.01(b)
Multiemployer Plan...................................     Section 3.12(b)
Multiple Employer Plan...............................     Section 3.12(b)
Newco ...............................................     Section 2.03(a)
New US Holdco .......................................     Section 2.03(a)
Parent...............................................         Preamble
Parent Disclosure Schedule...........................        ARTICLE IV
Parent Option Shares ................................     Section 2.03(a)
Parent Preferred Stock...............................     Section 4.05(a)
Parent Reports.......................................     Section 4.06(a)
Parent Stock Option Plans............................     Section 4.05(a)
Permitted Liens......................................     Section 3.15(b)
Plans................................................     Section 3.12(a)
Purchaser............................................         Preamble
Recommendation.......................................       Section 2.08
Related Party Agreement..............................     Section 3.11(a)
Replacement Option ..................................        Annex II,
                                                           Section 2.2(e)
Representatives......................................     Section 6.02(a)
Restrictive Agreement................................     Section 3.11(a)
SEC..................................................     Section 3.06(a)
Securities Act.......................................     Section 3.06(a)
Stockholders.........................................         Recitals
Stockholders Agreement...............................         Recitals
Superior Proposal ...................................     Section 6.02(e)
Takeover Statute ....................................       Section 3.25
Termination Date ....................................       Section 8.02
Transfer Taxes.......................................       Section 6.12


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                            Defined Term             Location of Definition
                            ------------             ----------------------

US GAAP..............................................     Section 4.06(b)

                                   ARTICLE II
                                   ARRANGEMENT

Section 2.01      Implementation Steps by the Company.

         Subject to the terms of this Agreement, the Company covenants in favor of Parent and the Purchaser that the Company shall:

                  (a) As soon as reasonably practical after execution and delivery of this Agreement, apply in a manner acceptable to the Parent and the Purchaser, acting reasonably, under Section 182 of the OBCA for an order approving the Interim Order, and thereafter proceed with and diligently seek the Arrangement;

                  (b) Convene and hold the Company Meeting for the purpose of considering the Arrangement Resolution and the Continuance Resolution (and for any other proper purpose as may be set out in the notice for such meeting);

                  (c) Include in the Circular the unanimous recommendation of the directors of the Company that the Company Securityholders vote in favor of the Arrangement Resolution and the Continuance Resolution;

                  (d) Subject to obtaining the approvals as are required by the Interim Order, proceed with and diligently pursue the application to the Court for the Final Order;

                  (e) No more than five (5) Business Days prior to the Effective Date, constitute a newly formed wholly-owned entity incorporated as a Nova Scotia unlimited liability company pursuant to the laws of the Province of Nova Scotia ("Newco") and transfer to Newco its one percent (1%) interest in Dynacare Financing GP in exchange for additional shares of common stock of Newco;

                  (f) No more than five (5) Business Days prior to the Effective Date, form a Delaware limited liability company with its mind and management in Delaware ("New US Holdco");

                  (g) No more than five (5) Business Days prior to the Effective Date, transfer all of the shares of Dynacare Laboratories Inc. to New US Holdco for shares of New US Holdco;

                  (h) Subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favor of each party, send to the Director, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the OBCA to give effect to the Arrangement; and

                  (i) Use all reasonable best efforts in order that the Company and The Dynacare Health Group Inc. shall be continued under the laws of the Province of Nova Scotia.

Section 2.02      Interim Order.

         The notice of motion for the application referred to in Section 2.01(a) shall request that the Interim Order provide:

                  (a) For the class of Persons to whom notice is to be provided in respect of the Arrangement and the Company Meeting and for the manner in which such notice is to be provided;

                  (b) That the requisite approval for the Arrangement Resolution shall be 66-2/3% of the votes cast on the Arrangement Resolution by the Company Securityholders present in person or by proxy at the Company Meeting (such that each holder of Company Common Stock is entitled to one vote for each share of Company Common Stock held and each holder of a Company Stock Option is entitled to one vote for each share of Company Common Stock such holder would have received on a valid exercise of such Company Stock Option);

                  (c) That, in all other respects, the terms, restrictions and conditions of the by-laws and articles of the Company, including quorum requirements and all other matters, shall apply in respect of the Company Meeting;

                  (d) For the grant of the Dissent Rights; and

                  (e) For the notice requirements respecting the presentation of the application to the Court for a Final Order.

         Section 2.03 Articles of Arrangement.

                  (a) The Articles of Arrangement shall, with such other matters as are necessary to effect the Arrangement, and all as subject to the provisions of the Plan of Arrangement, implement the Plan of Arrangement.

                  (b) In the event of any stock split, reverse stock split, stock dividend, including any dividend or distribution of securities convertible into capital stock or capital stock equivalents, of the Company or Parent, or any recapitalization or other like change occurring after the date of this Agreement with respect to the Company or Parent, including without limitation Parent's planned two-for-one stock split on May 10, 2002, the Security Portion of the Exchange Consideration shall be proportionately adjusted upward or downward, as the case may be.

         Section 2.04 Circular.

                  (a) As promptly as practicable after the execution and delivery of this Agreement, Parent and the Company shall prepare the Circular and the Proxy Statement together with any other documents required by Securities Legislation, other applicable Laws or the Interim Order in connection with the Arrangement, and as promptly as practicable after the date of execution of this Agreement, the Company shall cause the Circular, the Proxy Statement and any other documentation required in connection with the Company Meeting to be sent to each holder of Company Common Stock and Company Stock Options and filed as required by the Interim Order and applicable Securities Legislation.

                  (b) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, executive officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Circular, the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Authority in connection with the Arrangement and the transactions contemplated by this Agreement.

         Section 2.05 Securities Compliance.

                  (a) Parent shall use all reasonable best efforts to obtain, prior to the Effective Time, all orders required from the Canadian Securities Regulators to permit the issuance and first resale of (a) the shares of Parent Common Stock issued pursuant to the Arrangement, and (b) the shares of Parent Common Stock issued from time to time upon the exercise of the Replacement Options, without qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Governmental Authority or regulatory authority under any Canadian federal, provincial or territorial securities or other Laws or pursuant to the rules and regulations of any regulatory authority administering such Laws, or the fulfillment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of a holder being a "control person" of Parent or Purchaser or the Company for purposes of Canadian federal, provincial or territorial Securities Legislation).

                  (b) As promptly as practicable after the Effective Date, Parent shall file a registration statement on Form S-8 (or other applicable form) (the "Form S-8"), and take such actions as necessary to keep the information therein current from time to time, in order to maintain the effectiveness of the Form S-8 and to register under the Securities Act those shares of Parent Common Stock to be issued from time to time after the Effective Time upon the exercise of the Replacement Options.

         Section 2.06 Preparation of Filings.

                  (a) Each of Parent, Purchaser and the Company shall cooperate and use their reasonable best efforts in:

                        (i) the preparation and filing of any application for the orders and the preparation of any required registration statements and any other documents reasonably deemed by Parent or the Company to be necessary to discharge their respective obligations under Securities Legislation in connection with the Arrangement and the transactions contemplated hereby;

                        (ii) the taking of all such action as may be required under any applicable Securities Legislation (including Blue Sky Laws) in connection with the issuance of the shares of Parent Common Stock in connection with the Arrangement or the exercise of the Replacement Options; provided, however, that with respect to the Blue Sky Laws and Canadian provincial qualifications, neither Parent nor the Company shall be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in any jurisdiction where such entity is not now so subject, except as to matters and transactions arising solely from the offer and sale of the shares of Parent Common Stock; and

                        (iii) the taking of all such action as may be required under the OBCA in connection with the transactions contemplated by this Agreement and the Plan of Arrangement.

                  (b) Each of Parent and the Company shall furnish to the other all such information concerning it and its shareholders as may be required (and, in the case of its shareholders, available to it) for the effectuation of the actions described in Section 2.04 and Section 2.05 and the foregoing provisions of this Section 2.06 and the obtaining of all regulatory approvals required by
Section 7.01(a), and each covenants that no information furnished by it (to its knowledge in the case of information concerning its shareholders) in connection with such actions or otherwise in connection with the consummation of the Arrangement and the other transactions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished.

                  (c) Each of Parent and the Company shall promptly notify the other if at any time before or after the Effective Time it becomes aware that the Circular, the Proxy Statement or an application for an order contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Circular, the Proxy Statement or such application or registration statement. In any such event, Parent and the Company shall cooperate in the preparation of a supplement or amendment to the Circular, the Proxy Statement, the application for an order or such other document, as required and as the case may be, and, if required, shall cause the same to be distributed to the Company Securityholders and/or filed with the relevant securities regulatory authorities.

         Section 2.07 Company Action.

         The Company hereby approves of and consents to the Arrangement and represents that the Company Board, at a meeting duly called and held, has (i) unanimously determined that this Agreement and the transactions contemplated hereby, including the Arrangement are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Arrangement and (iii) resolved to recommend acceptance of the Arrangement and, as applicable, adoption of this Agreement by the Company's Securityholders (the "Recommendation") and, subject to Section 6.03, will use its best efforts to obtain the necessary vote in favor of the Arrangement by the Company Securityholders; provided, however, that the Company Board may withdraw, qualify, modify or amend the Recommendation as and only to the extent permitted by Section 6.03. The Company further represents that the Company Board has received the opinion of UBS Warburg LLC (the "Company Financial Advisor") to the effect that, as of the date of this Agreement, the Exchange Consideration to be received by the holders of Company Common Stock (other than the Stockholders and their respective Affiliates) in the Arrangement is fair, from a financial point of view, to such holders, and a copy of the written opinion of the Company Financial Advisor, promptly upon receipt thereof, will be delivered to Parent solely for information purposes. The Company hereby consents to the inclusion in the Circular and the Proxy Statement of the Recommendation of the Company Board and the Company shall not withdraw, qualify, modify or amend the Recommendation in any manner adverse to Parent or Purchaser except as and only to the extent permitted by Section 6.02. The Company has been advised by its directors and officers that they intend to vote all shares of Company Common Stock beneficially owned by them in favor of the Arrangement.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  As an inducement to Parent and Purchaser to enter into this Agreement, the Company, except as disclosed in the Company's disclosure schedule delivered concurrently with the delivery of this Agreement (the "Company Disclosure Schedule"), hereby represents and warrants to Parent and Purchaser as follows:

         Section 3.01 Organization and Qualification; Subsidiaries.

                  (a) Each of the Company and each Subsidiary of the Company, together with each Person listed in Section 3.01(a) of the Company Disclosure Schedule (each, a "Company Subsidiary") is a corporation or other Person duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization and has the requisite corporate, limited liability or partnership power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified or licensed as a foreign corporation or other Person to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not reasonably be expected to have a Company Material Adverse Effect.

                  (b) A true and complete list of all the Company Subsidiaries, together with the jurisdiction of organization of each Company Subsidiary and the percentage of the outstanding capital stock or other equity interests of each Subsidiary owned by the Company and each other Company Subsidiary, is set forth in Section 3.01(b) of the Company Disclosure Schedule. Except as disclosed in Section 3.01(b) of the Company Disclosure Schedule or except where such ownership would not reasonably be expected to have a Company Material Adverse Effect, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. Section 3.02 Certificate of Incorporation and By-Laws.

         The Company has heretofore made available to Parent a complete and correct copy of the certificate of incorporation or other constating document and the by-laws or equivalent organizational documents, each as amended to date, of the Company and each Company Subsidiary. Such certificates of incorporation, constating documents, by-laws or equivalent organizational documents, as amended to date, are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its certificate of incorporation, constating document, by-laws or equivalent organizational documents, except where such violation would not reasonably be expected to have a Company Material Adverse Effect.

         Section 3.03 Authority Relative to this Agreement.

                  The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transaction. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transaction have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transaction (other than obtaining the necessary approvals or consents, including Company Securityholder approvals, and the filing and recordation of appropriate documents as required by the OBCA). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto and subject to the terms and conditions of this Agreement and the requisite approval of the Arrangement Resolution by the Company's Securityholders, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles. The Company Board has duly and unanimously approved this Agreement and the transactions contemplated hereby and has recommended adoption thereof by the Company Securityholders.

         Section 3.04 No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not,
(i) conflict with or violate the certificate of incorporation or other constating document or by-laws or any equivalent organizational documents, each as amended to date, of the Company or any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.04(b) have been obtained or made, conflict with or violate any United States or non-United States statute, law, ordinance, regulation, rule, code, common law, executive order, injunction, judgment, decree or other order, or lawful Federal Health Care Program manual, issuance or instruction ("Law") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, or result in any payment under, any Material Contract (as defined in Section 3.11), Company Permit or franchise, except, with respect to clauses (ii) and (iii) as set out in Section 3.04(a) of the Company Disclosure Schedule or for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to have a Company Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county, local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, judicial or arbitral body or supranational authority (a "Governmental Authority"), except (i) for applicable requirements, if any, of the Canadian Securities Laws, the Securities Act, the Exchange Act, state securities or "blue sky" laws ("Blue Sky Laws") and state takeover laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Competition Act (Canada) (the "Competition Act"), the Investment Canada Act and filing and recordation of appropriate documents as required by the OBCA, (ii) as contemplated by Sections 2.01 and 2.02 and the Plan of Arrangement, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not reasonably be expected to have a Company Material Adverse Effect.

         Section 3.05 Capitalization.

                  (a) The authorized capital stock of the Company consists of an unlimited number of shares of Company Common Stock. As of the close of business on May 7, 2002, 19,329,946 shares of Company Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable. Except as set forth above or in Section 3.05(a) of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. Section 3.05(a) of the Company Disclosure Schedule sets forth the following information with respect to each Company Stock Option outstanding as of the date of this
Agreement: (i) the name and address of the optionee; (ii) the number of shares of Company Common Stock subject to such Company Stock Option; (iii) the exercise price of such Company Stock Option; (iv) the date on which such Company Stock Option was granted; (v) the applicable vesting schedule; and (vi) the date on which such Company Stock Option expires. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary or, except as set forth in Section 3.05(a) of the Company Disclosure Schedule, to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other Person.

                  (b) Each outstanding share of capital stock of or other ownership interest in each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and except as set forth in Section 3.05(b) of the Company Disclosure Schedule, each such share is owned by the Company or another Company Subsidiary free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or any Company Subsidiary's voting rights, charges and other encumbrances, except for limitations on transfer imposed by federal or state or Canadian provincial securities Laws and except as set forth in Section 3.05(b) of the Company Disclosure Schedule.

         Section 3.06 SEC Filings; Financial Statements.

                  (a) The Company has filed all forms, reports, statements, schedules and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") and the applicable Canadian Securities Regulators since January 1, 2001 (such forms, reports, statements, schedules and other documents, including any such forms, reports, statements, schedules and other documents filed subsequent to the date hereof, being, collectively, the "Company Reports"). The Company Reports (i) at the time they were filed or, if amended, as of the date of such amendment, complied in all material respects, and each report subsequently filed by the Company with the SEC or the applicable Canadian Securities Regulators, as the case may be, will on the date filed comply in all material respects, with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Canadian Securities Laws, as the case may be, and the rules and regulations promulgated thereunder, each as in effect on the date so filed, and (ii) did not or will not, at the time they were or will be filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is required to file any form, report or other document with the SEC. Except as set forth in Section 3.06(a) of the Company Disclosure Schedule, the Company has not received any non-routine inquires or interrogatories, whether in writing or otherwise, from the SEC, any Canadian Securities Regulator, the Nasdaq, the TSE or any other Governmental Authority, or, to the knowledge of the Company, been the subject of any investigation, audit, review or hearing by or in front of such persons, in each case with respect to any of the Company Reports or any of the information contained therein. True and complete copies of any such written inquires or interrogatories have been furnished to Parent, and Parent has otherwise been made aware of any such oral inquiries or interrogatories, investigations, audits, reviews or hearings.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company Reports was or will be prepared in accordance with Canadian generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents or will fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments). Each of the consolidated annual financial statements contained in the Company Reports contains a reconciliation to United States generally accepted accounting principles ("US GAAP") that fully complies with the requirements of law and US GAAP.

                  (c) Except as and to the extent set forth in the Company Reports, neither the Company nor any Company Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), in each case that is required by GAAP to be set forth on a consolidated balance sheet of the Company or in the notes thereto, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2001 and which would not reasonably be expected to have a Company Material Adverse Effect.

                  (d) True and complete copies of all "management letters" and other similar letters relating to the Company's or any of its Subsidiaries' internal controls and accounting practices that have been received by the Company from its independent accountants since December 31, 1999 have been provided to Parent.

         Section 3.07 Information to be Supplied.

                  (a) The Circular, the Proxy Statement and the other documents required to be filed by the Company with the Canadian Securities Regulators or the SEC in connection with the Arrangement and the other transactions contemplated hereby will comply as to form in all material respects with the requirements of the Securities Legislation and the OBCA, as the case may be. Each of the Circular, the Proxy Statement and the other documents required to be filed by the Company with the Canadian Securities Regulators or the SEC in connection with the Arrangement and the other transactions contemplated hereby and any of the information supplied or to be supplied by the Company or its Subsidiaries or their representatives for inclusion or incorporation by reference in the Circular or the Proxy Statement will not, on the date of its filing or mailing, on the date of the Company Meeting or at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (b) Notwithstanding the foregoing provisions of this Section 3.07, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Circular or the Proxy Statement based on information supplied by or on behalf of Parent or Purchaser for inclusion or incorporation by reference therein or based on information which is not made in or incorporated by reference in such documents but which should have been disclosed pursuant to Section 4.07.

         Section 3.08 Permits; Compliance.

                  (a) Except as set forth in Section 3.08(a) of the Company Disclosure Schedule:

                        (i) the operations of the Company and its Subsidiaries have been conducted in compliance with all Laws, including without limitation all Laws relating to consumer protection, equal opportunity, health, health care industry regulation, third party reimbursement (including Medicare, Medicaid, any other Federal Health Care Program and workers compensation), fire, zoning and building and occupational safety matters, except for noncompliance that does not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

                        (ii) neither the Company nor any of its Subsidiaries has received written notice of any material violation (or of any investigation, inspection, audit, or other proceeding by any Governmental Authority involving allegations of any violation) of any Law, or is in material default with respect to any Law, and to the knowledge of the Company, no investigation, inspection, audit or other proceeding by any Governmental Authority involving allegations of any material violation of any Law is threatened or contemplated;

                        (iii) each of the Company and its Subsidiaries has, and to the knowledge of the Company all professional employees or agents of each of the Company and its Subsidiaries have, all licenses, franchises, permits, authorizations, certifications, easements, variances, exceptions, consents, and orders, including approvals from all Governmental Authorities ("Approvals") required for the conduct of the business of each of the Company and its Subsidiaries, the job duties of each professional employee or agent and the occupancy and operation, for its present uses, of the real and personal property which each of the Company and its Subsidiaries owns or leases, except where the failure to have such Approvals would not, individually or in the aggregate, have a Company Material Adverse Effect, and neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any of its respective professional employees or agents is in violation of any such Approval or any terms or conditions thereof, except for such violations as would not, individually or in the aggregate, have a Company Material Adverse Effect;

                        (iv) all Approvals for the Company and each of its Subsidiaries are in full force and effect, and, to the knowledge of the Company, all such Approvals for its professional employees and agents are in full force and effect, have been issued to and fully paid for by the holder thereof and, to the knowledge of the Company, no suspension or cancellation thereof has been threatened, except for such Approvals as would not, individually or in the aggregate, have a Company Material Adverse Effect; and

                        (v) no Approvals for the Company and each of its Subsidiaries will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement or any of the other agreements contemplated hereunder or executed herewith, except for such Approvals as would not, individually or in the aggregate, have a Company Material Adverse Effect.

                  (b) Except as set forth in Section 3.08(b) of the Company Disclosure Schedule, (i) neither the Company nor any of its Subsidiaries, nor the officers or directors, nor, to the knowledge of the Company, employees or agents of the Company or any of its Subsidiaries, have engaged in any activities which are prohibited, or are cause for criminal or civil penalties or mandatory or permissive exclusion from Medicare, Medicaid or any other Federal Health Care Program, under ss.ss. 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, the Federal Employees Health Benefits program statute, or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or which are prohibited by any private accrediting organization from which the Company or any of its Subsidiaries seeks accreditation or by generally recognized professional standards of care or conduct, including but not limited to the following activities: (A) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

                           (B) knowingly and willfully making or causing to be
made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

                           (C) presenting or causing to be presented a claim for
reimbursement under Medicare, Medicaid or any other Federal Health Care Program that is (1) for an item or service that the Person presenting or causing to be presented knows or should know was not provided as claimed, or (2) for an item or service that the Person presenting knows or should know that the claim is false or fraudulent;

                           (D) knowingly and willfully offering, paying,
soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (1) in return for referring, or to induce the referral of, an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or any other Federal Health Care Program or (2) in return for, or to induce, the purchase, lease or order, or the arranging for or recommending of the purchase, lease or order, of any good, facility, service or item for which payment may be made in whole or in part by Medicare, Medicaid or any other Federal Health Care Program; or

                           (E) knowingly and willfully making or causing to be
made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (1) the conditions or operations of a facility operated by the Company or any of its Subsidiaries in order that the facility may qualify for Medicare, Medicaid or any other Federal Health Care Program certification, or (2) information required to be provided under SSA ss. 1124A; and

                        (ii) the Company has a compliance program that has been implemented and, to the knowledge of the Company, the business of the Company and its Subsidiaries has been conducted in all material respects in accordance with the terms of the compliance program.

                  (c) Except as set forth in Section 3.08(c) of the Company Disclosure Schedule, (i) neither the Company nor, to the knowledge of the Company, any other Person who has a direct or indirect ownership interest (as those terms are defined in 42 C.F.R. ss. 1001.1001(a)(2)) in the Company or any of its Subsidiaries prior to the Effective Time, or who has an ownership or control interest (as defined in SSA ss. 1124(a)(3) or any regulations promulgated thereunder) in the Company or any of its Subsidiaries prior to the Effective Time, or who is an officer, director, agent (as defined in 42 C.F.R. ss. 1001.1001(a)(2)), or managing employee (as defined in SSA ss. 1126(b)) of the Company or any of its Subsidiaries prior to the Effective Time, and (ii) to the knowledge of the Company, no Person with any relationship with such entity (including without limitation a parent company or shareholder of, or partner in, a Subsidiary) who has an indirect ownership interest (as that term is defined in 42 C.F.R. ss. 1001.1001(a)(2)) in the Company or any of its Subsidiaries prior to the Effective Time (A) has had a civil monetary penalty assessed against it under SSA ss. 1128A; (B) has been excluded from participation under Medicare, Medicaid or any other Federal Health Care Program; or (C) has been convicted (as that term is defined in 42 C.F.R. ss. 1001.2) of any of the following categories of offenses as described in SSA ss. 1128(a) and (b)(1), (2), (3):

                        (i) criminal offenses relating to the delivery of an item or service under Medicare, Medicaid or any other Federal Health Care Program;

                        (ii) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a health care item or service;

                        (iii) criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local government agency.

                        (iv) federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described in
(i) through (iii) above; or

                        (v) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

         Section 3.09 Absence of Certain Changes or Events.

                  Since December 31, 2001, except (a) as expressly contemplated by this Agreement, (b) as described in the Company Reports filed prior to the date of this Agreement or (c) as disclosed in Section 3.09 of the Company Disclosure Schedule: (i) the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice, (ii) there has not been any Company Material Adverse Effect, and
(iii) none of the Company or any Company Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.01, except where such action would not reasonably be expected to have a Company Material Adverse Effect.

         Section 3.10 Absence of Litigation.

                  Except as described in the Company Reports filed prior to the date hereof, there is no litigation, suit, claim, action, proceeding or, to the knowledge of the Company, investigation (an "Action") pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, before any Governmental Authority that (a) has had or would reasonably be expected to have a Company Material Adverse Effect or (b) seeks to materially delay or prevent the consummation of the Transaction. Neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would reasonably be expected to have a Company Material Adverse Effect.

         Section 3.11 Material Contracts.

                  (a) Subsections (i) through (vii) of Section 3.11(a) of the Company Disclosure Schedule contain a complete list of the following contracts and agreements, whether written or oral, to which the Company or any Company Subsidiary is a party (such contracts and agreements, together with the Plans, the Leases and the Company's permits, being "Material Contracts"): (i) each contract, agreement or account involving aggregate annual payments to the Company of more than $500,000, or aggregate annual payments by the Company of more than $500,000; (ii) all contracts and agreements with any Governmental Authority other than agreements related to the provision of clinical laboratory services to a Governmental Authority, provider agreements and agreements related to licensing of any facility entered into in the ordinary course of business;
(iii) all contracts and agreements that (A) limit or purport to limit the ability of the Company or any Company Subsidiary or, to the Company's knowledge, any key executives of the Company or any Company Subsidiary, to compete in any line of business or with any Person or in any geographic area or during any period of time, (B) require the Company or any Company Subsidiary to use any supplier or third party for all or substantially all of the Company's or the Company Subsidiaries' requirements or needs and that provides for services of more than $500,000 or aggregate annual payments by the Company of more than $500,000, (C) limit or purport to limit in any material respect the ability of the Company or any Company Subsidiary to solicit any customers or clients of the other parties thereto, (D) require the Company or any Company Subsidiary to provide to the other parties thereto "most favored nations" pricing, or (E) require the Company or any Company Subsidiary to market or co-market any clinical laboratory services or anatomic pathology services or other products or services of a third party (each of (A) through (E), a "Restrictive Agreement");
(iv) all contracts, agreements and arrangements between the Company or any of its Subsidiaries, on the one hand, and any Stockholder or any of their respective officers, directors or principals, on the other hand (each such contract, a "Related Party Agreement"); (v) all joint venture contracts, partnership arrangements or other agreements outside the ordinary course of business involving a sharing of profits, losses, costs or liabilities by the Company or any Company Subsidiary with any third party; (vi) all licenses under CLIA or issued by any other Governmental Authority including, without limitation, the identity of the respective licensees thereunder; and (vii) all other contracts and agreements, including any sole source contracts with suppliers and licensors, whether or not made in the ordinary course of business, which are material to the Company or any Company Subsidiary, the conduct of their respective businesses, or the absence of which would reasonably be expected to have a Company Material Adverse Effect.

                  (b) Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) each Material Contract is valid and binding on the Company or a Company Subsidiary, as the case may be, and, to the knowledge of the Company, the other parties thereto, and is in full force and effect against the Company or a Company Subsidiary except to the extent it has expired in accordance with its terms and represents the entire agreement between or among the parties thereto with respect to the subject matter thereof and (ii) upon consummation of the transactions contemplated by this Agreement, shall, except as disclosed in Section 3.11(b) of the Company Disclosure Schedule, continue in full force and effect without penalty or other adverse consequence. Except as disclosed in Section 3.11(b) of the Company Disclosure Schedule and except where such breach or default would not reasonably be expected to have a Company Material Adverse Effect, none of the Company or any Company Subsidiary or, to the knowledge of the Company, as of the date of this Agreement, any other party thereto, is in breach of, or default under, any Material Contract.

                  (c) The Company has made available to Parent a true, complete and correct copy of each written Material Contract, together with all material amendments, waivers or other changes thereto, and has been given a written description of all oral contracts included in the Material Contracts.

         Section 3.12 Employee Benefit Plans.

                  (a) Section 3.12(a) of the Company Disclosure Schedule lists
(i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all material employee benefit plans for Canadian-based employees and all material stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other material benefit plans, programs or arrangements, and all material employment, termination, severance or other contracts or agreements to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any material obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Company Subsidiary, (ii) each employee benefit plan for which the Company or any Company Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company or any Company Subsidiary could incur liability under Section 4212(c) of ERISA, and (iv) any material contracts, arrangements or understandings between the Company or any Company Subsidiary and any employee of the Company or any Company Subsidiary including, without limitation, any contracts, arrangements or understandings relating in any way to a sale of the Company or any Company Subsidiary (collectively, the "Plans"). The Company has provided to Parent a true and complete copy of each Plan and has made available to Parent a true and complete copy of each material document, if any, prepared in connection with each such Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Neither the Company nor any Company Subsidiary has any express or implied commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual, or
(iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code or as contemplated by this Agreement.

                  (b) Except as set forth in Section 3.12(b) of the Company Disclosure Schedule, none of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Company Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan").

                  (c) Each Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws including, without limitation, ERISA and the Code, except as would not reasonably be expected to have a Company Material Adverse Effect. The Company and the Company Subsidiaries have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any Plan. Except as would not be reasonably be expected to have a Company Material Adverse Effect, no Action is pending or, to the knowledge of the Company, threatened in writing with respect to any Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that could reasonably be expected to give rise to any such Action.

                  (d) Each Plan that is intended to be qualified under Section 401(a) of the Code has timely received a favorable determination letter from the IRS that the Plan is so qualified and, to the knowledge of the Company, no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

                  (e) To the knowledge of the Company, there has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan which would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has any material liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any material liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA, or
(ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could reasonably be expected to give rise to any such material liability.

                  (f) All material contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. To the knowledge of the Company, all such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Authority and no fact or event exists which could reasonably be expected to give rise to any such challenge or disallowance.

                  (g) No Plan provides death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any Company Subsidiary beyond their retirement or other termination of service, other than coverage mandated by applicable Law.

                  (h) As of the Effective Date, the net fair market value of the assets of any Plan equals the actuarial accrued liabilities of such Plan determined based upon reasonable actuarial assumptions that would apply if the Plan were then terminated.

                  (i) Except as set forth in Section 3.12(i) of the Company Disclosure Schedule, no amount required to be paid or payable with respect to any employee or other service provider of the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement (either solely as a result hereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code. Neither the Company nor any of its Subsidiaries has any agreement or obligation to pay or reimburse any employee for any tax imposed by Section 4999 of the Code other than the obligation to deduct and withhold such amounts from wages paid to such employee.

         Section 3.13 Labor and Employment Matters.

                  There are no material controversies, charges of unlawful harassment or discrimination, or complaints or allegations of unlawful harassment or discrimination pending or, to the knowledge of the Company, threatened between the Company or any Company Subsidiary and any of their respective employees, which controversies would reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Section 3.13 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Company Subsidiary. Except as set forth in Section 3.13 of the Company Disclosure Schedule, there are no unfair labor practice complaints, grievances, or arbitration proceedings filed, or to the knowledge of the Company, threatened against the Company or any Company Subsidiary. There is no strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Company Subsidiary.

         Section 3.14 Customers.

                  Section 3.14 of the Company Disclosure Schedule lists the 20 largest customers of the Company and the Company Subsidiaries by revenue during the 12-month period ended December 31, 2001 (the "Customers") and the amount of net revenue (that is, net of setoffs, chargebacks, credits, recoupments, refunds and other contractual allowances) received by the Company and the Company Subsidiaries as a result of orders by each of the Customers during such period.

Since January 1, 2001 through the date hereof, none of the Company, any Company Subsidiary or any executive officer or director of the Company or a Company Subsidiary has received any written notice, or, to the knowledge of the Company, any other communication, from any Customer to the effect that any such Customer intends to cease or materially reduce the amount of services requested of, or size of orders placed with, the Company or any Company Subsidiary or otherwise materially reduce the amount of business conducted with the Company or any Company Subsidiary.

         Section 3.15 Property and Leases.

                  (a) The Company and the Company Subsidiaries have good, valid and marketable title to or, in the case of leased properties and assets, valid leasehold interest in, all their properties and assets to conduct their respective businesses as currently conducted or as currently contemplated by the Company to be conducted, with only Permitted Liens or such exceptions as would not reasonably be expected to have a Company Material Adverse Effect.

                  (b) Each parcel of real property owned by the Company or any Company Subsidiary (i) is, except as set forth in Section 3.15(b)(i) of the company Disclosure Schedule, owned free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind, including, without limitation, any option, right of first refusal, or right of first offer (collectively, "Liens"), other than (A) statutory liens for current Taxes and assessments or other governmental charges with respect to the owned real property not yet due and payable or the amount or validity of which is being contested in good faith and for which a reserve has been established by the Company on its books, and (B) mechanics', materialmen's, workmen's, repairmen's, warehousemen's, carriers' liens and other similar statutory liens arising in the ordinary course of business of the Company or such Company Subsidiary consistent with past practice, (C) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the real property which are not violated by the current use and operation of the real property, and (D) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the real property which do not materially impair the occupancy or use of the real property for the purposes for which it is currently used (collectively, "Permitted Liens"), and (ii) to the knowledge of the Company, is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed.

                  (c) To the knowledge of the Company, all Leases are in full force and effect and have not been modified or amended, and there exists no default under any such lease by the Company or any Company Subsidiary, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by the Company or any Company Subsidiary, except to the extent that any such default would not reasonably be expected to have a Company Material Adverse Effect.

                  (d) Section 3.15(d) of the Company Disclosure Schedule discloses a full and complete list of all leases of real property by or for the benefit of the Company and the Company Subsidiaries and all amendments and modifications thereto, other than leases of specimen collection centers and rapid response laboratories or other leases that provide for annual rental payments of less than $500,000, (the "Leases") and the lessors thereof. The Company has made available to Parent prior to the date of this Agreement complete and accurate copies of each of the Leases, and none of the Leases has been modified in any material respect.

                  (e) Section 3.15(e) of the Company Disclosure Schedule discloses a full and complete list of all of the owned real property of the Company or any Company Subsidiary.

         Section 3.16 Intellectual Property.

                  (a) Except as disclosed in Section 3.16(a) of the Company Disclosure Schedule or except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the conduct of the business of the Company and the Company Subsidiaries as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party, and no written claim has been asserted to the Company that the conduct of the business of the Company and the Company Subsidiaries as currently conducted infringes upon or may infringe upon or misappropriates the Intellectual Property rights of any third party; (ii) with respect to each item of Intellectual Property owned by the Company or a Company Subsidiary and material to the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole ("Company Owned Intellectual Property"), the Company or a Company Subsidiary is the owner of the entire right, title and interest in and to such Company Owned Intellectual Property and is entitled to use such Company Owned Intellectual Property in the continued operation of its respective business; (iii) with respect to each item of Intellectual Property licensed to the Company or a Company Subsidiary that is material to the business of the Company and the Company Subsidiaries as currently conducted ("Company Licensed Intellectual Property"), the Company or a Company Subsidiary has (assuming the licensor has the right to license such property) the right to use such Company Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Company Licensed Intellectual Property and is not in breach thereof; (iv) to the knowledge of the Company, the Company Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or in part; (v) to the knowledge of the Company, no Person is engaging in any activity that infringes upon the Company Owned Intellectual Property; (vi) to the knowledge of the Company, each license of the Company Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect; and (vii) to the knowledge of the Company, no party to any license of the Company Licensed Intellectual Property is in breach thereof or default thereunder.

                  (b) Section 3.16(b) of the Company Disclosure Schedule sets forth a true and complete list of all (i) patents and patent applications, registered trademarks and trademark applications, registered copyrights and copyright applications and software included in the Company Owned Intellectual Property and (ii) licenses that are material to the Company's business, except "shrink wrap", "click wrap" or similar licenses for commercially available software.

                  (c) The Company has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of its trade secrets and its other confidential Intellectual Property. Except as disclosed in Section 3.16(c) of the Company Disclosure Schedule, or except as would not reasonably be expected to have a Company Material Adverse Effect, to the knowledge of the Company (i) there has been no misappropriation of any material trade secrets or other Company Owned Intellectual Property by any Person, (ii) no employee, independent contractor or agent of the Company or any Company Subsidiary has misappropriated any trade secrets of any other Person in the course of such performance as an employee, independent contractor or agent, and (iii) no employee, independent contractor or agent of the Company or any Company Subsidiary is in default or breach in any material respect of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property.

         Section 3.17 Taxes.

                  Except as set forth in Section 3.17 of the Company Disclosure Schedule or as would not reasonably be expected to have a Company Material Adverse Effect:

                  (a) the Company and each of its Subsidiaries have timely filed (or have had filed on their behalf) all Tax returns and reports required to be filed by each of them, and each has, within the time and in the manner prescribed by Law, paid and discharged all Taxes that have become due and payable, other than such payments as are being contested in good faith by appropriate proceedings and for which adequate reserves have been taken, and all such Tax returns and reports are true, accurate and complete;

                  (b) neither the IRS nor any other United States or non-United States taxing authority or agency has asserted in writing or, to the knowledge of the Company, has threatened to assert against the Company or any Company Subsidiary any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith;

                  (c) neither the Company nor any Company Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax;

                  (d) neither the Company nor any Company Subsidiary has made an election under Section 341(f) of the Code;

                  (e) to the knowledge of the Company, there are no Tax Liens upon any property or assets of the Company or any of the Company Subsidiaries except Liens for current Taxes not yet due;

                  (f) neither the Company nor any of the Company Subsidiaries is a party to any agreement, understanding, or arrangement (with any Person other than the Company and/or any of the Company Subsidiaries) relating to allocating or sharing of any amount of Taxes;

                  (g) neither the Company nor any of the Company Subsidiaries has any liability for any amount of Taxes of any Person other than the Company or any of its Subsidiaries under Treasury Regulation Section 1.1502-6, as a transferee or successor, or by contract;

                  (h) neither the Company nor any of the Company Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any of the Company Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method;

                  (i) neither the Company nor any Company Subsidiary has any income reportable for a period ending after the Effective Time that is attributable to any activity or a transaction occurring in, or a change in accounting method made for, a period ending on or prior to the Effective Time that resulted in a deferred reporting of income from such transaction or from such change of accounting method or is inconsistent with the past practice of the Company;

                  (j) neither the Company nor any Company Subsidiary has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(e) of the Code within the past five years;

                  (k) each of the Company and the Company Subsidiaries has withheld and paid all Taxes required to be withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party; and

                  (l) the unpaid Taxes of the Company and each of the Company Subsidiaries (A) did not, as of the most recent fiscal month end of the Company and each of the Company Subsidiaries, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet of the Company and each of the Company Subsidiaries and (B) do not exceed that reserve as adjusted for the passage of time through the Effective Date in accordance with the past custom and practice of the Company and each of the Company Subsidiaries in filing their Tax Returns. Since the date of the most recent balance sheet of the Company and each of the Company Subsidiaries, none of the Company and the Company Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business, consistent with past custom and practice.

         Section 3.18 Environmental Matters.

                  Except as described in Section 3.18 of the Company Disclosure Schedule, (a) neither the Company nor any Company Subsidiary is in violation of or has violated, or has any liability under, any Environmental Law or has received any written notice, demand, letter, claim, request for information or other written communication alleging that the Company or such Company Subsidiary may be in violation of or have any liability under any Environmental Law, except as would not be reasonably likely to result in a Company Material Adverse Effect; (b) there are no facts, circumstances, or conditions, existing, initiated or occurring prior to the Effective Date which could result in liability under Environmental Laws, except as would not be reasonably likely to result in a Company Material Adverse Effect; (c) there has been no Release of Hazardous Substances at, on, under or from any of the properties currently owned, leased or operated by the Company or any Company Subsidiary (including, without limitation, soils and surface and ground waters), except as would not be reasonably likely to result in a Company Material Adverse Effect; (d) there has been no Release of Hazardous Substances at, on, under or from any of the properties formerly owned, leased or operated by the Company or any Company Subsidiary (including, without limitation, soils and surface and ground waters) during the period of the Company's or any Company Subsidiary's ownership, tenancy or operation of such property, except as would not be reasonably likely to result in a Company Material Adverse Effect; (e) neither the Company nor any Company Subsidiary has received any notice, demand, claim or request for information or any written communications alleging that the Company or any Company Subsidiary is actually, potentially or allegedly liable under any Environmental Law for Remediation of Hazardous Substances, except as would not be reasonably likely to result in a Company Material Adverse Effect; (f) the Company or a Company Subsidiary has promptly applied for and maintains all permits, licenses, consents, approvals and other authorizations required under any Environmental Law ("Environmental Permits") and the Company and such Company Subsidiaries are in compliance in all material respects with the Environmental Permits; (g) none of the real property currently owned, leased, or operated by the Company or its Subsidiaries contains underground improvements, including but not limited to treatment or storage tanks, or underground piping associated with such tanks, used currently or in the past for the management of Hazardous Substances, and no portion of such real property is or has been used as a dump or landfill or consists of or contains filled in land or wetlands, except as would not be reasonably likely to result in a Company Material Adverse Effect;
(h) neither PCB's, "toxic mold," nor asbestos-containing materials are present on or in the real property currently owned, operated or leased or the improvements thereon, except as would not be reasonably likely to result in a Company Material Adverse Effect; (i) neither the Company nor any of its Subsidiaries has arranged, by contract, agreement or otherwise, for the transportation, disposal or treatment of Hazardous Substances at any location such that it is or could be liable for Remediation of such location pursuant to Environmental Laws, except as would not be reasonably likely to result in a Company Material Adverse Effect, and no such location, nor any of the real property currently owned, operated, or leased by the Company or any of its Subsidiaries is listed on the National Priorities List, CERCLIS or any similar governmental database of properties that may require Remediation; and (j) no authorization, notification, recording, filing, consent, waiting period, Remediation or approval is required under any Environmental Law in order to consummate the Transaction contemplated by this Agreement.

         Section 3.19 Insurance.

                  True and complete copies of all policies, or summaries thereof, of material fire and casualty, general liability, business interruption, directors' and officers' liability and workers' compensation and other forms of insurance of any kind relating to the business and operations of the Company or any Company Subsidiary have been made available to Parent, and such policies are in full force and effect as of the date of this Agreement, except to the extent that any failure to be in full force and effect would not be reasonably expected to have a Company Material Adverse Effect. The Company or the relevant Company Subsidiary has paid all premiums due under such policies and none of the Company or any Company Subsidiary is in default in any material respect with respect to its obligations thereunder.

         Section 3.20 Brokers.

                  No broker, finder or investment banker (other than the Company Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and the Company Financial Advisor pursuant to which such firm would be entitled to any payment related to the Transaction.

         Section 3.21 Board Approval; Vote Required.

                  The Company Board, by resolutions duly adopted by a unanimous vote of those voting at a meeting duly called and held, has duly (i) determined that this Agreement and the transactions contemplated hereby and thereby, including the Arrangement, are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby and thereby, including the Arrangement, and
(iii) resolved to recommend adoption of this Agreement by the Company's stockholders.

         Section 3.22 Related Party Transactions.

                  Except as set forth in Section 3.22 of the Company Disclosure Schedule and except as expressly contemplated by this Agreement, no executive officer, director or Affiliate of the Company or any Company Subsidiary nor any immediate family member or Affiliate of such executive officer or director is a party to any agreement, contract, commitment, arrangement or transaction with the Company or any Company Subsidiary or is entitled to any payment or transfer of any assets from the Company or any Company Subsidiary or has any material interest in any material property used by the Company or any Company Subsidiary or has an interest in any customer or supplier of the Company or any Company Subsidiary or provider of any services to the Company or any Company Subsidiary, except in each case (i) employment, management or consulting arrangements listed (or not required to be listed) in Section 3.11 or Section 3.12 of the Company Disclosure Schedule and benefit programs and (ii) the ownership of less than 5% of the outstanding stock of any publicly traded company.

         Section 3.23 Disclosure.

                  True and complete copies of all documents listed in the Company Disclosure Schedule have been made available or provided to Parent. The books of account, stock record books and other financial and corporate records of the Company and each Company Subsidiary, all of which have been made available to Parent, are materially complete and correct and have been maintained in accordance with good business practices, including the maintenance of an adequate system of internal accounting controls, and such books and records are accurately reflected in the consolidated financial statements in all material respects. The minute books of the Company and each Company Subsidiary contain accurate and complete records of all meetings held of, and corporate action by, the stockholders and the board of directors (and committees thereof) of the Company and each Company Subsidiary, and no meeting of any such stockholders or board of directors (or committees thereof) has been held for which minutes have not been prepared and are not contained in such minute books.

         Section 3.24 Absence of Violation.

                  To the Company's knowledge, none of the Company or any Company Subsidiary, or any of its officers, directors, employees or agents (or stockholders, distributors, representatives or other persons acting on the express, implied or apparent authority of any of the Company or any Company Subsidiary) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful extraordinary discount, or any other unlawful inducement, to or from any person, business association or governmental official or entity in the United States or elsewhere in connection with or in furtherance of the business of the Company or any Company Subsidiary (including, without limitation, any unlawful offer, payment or promise to pay money or other thing of value (i) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist the Company or any Company Subsidiary in obtaining business for or with, or directing business to, any person, or (ii) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). To the Company's knowledge, the business of the Company and each Company Subsidiary is not in any manner dependent upon the making or receipt of such unlawful payments, discounts or other inducements.

         Section 3.25 Takeover Statutes.

                  The Company Board has taken all necessary action so that no restrictive provision of any "fair price", "moratorium", "control share" or other similar anti-takeover statute or regulation (each a "Takeover Statute") or restrictive provision of any applicable anti-takeover provision in the Company's certificate of incorporation or bylaws or any shareholder rights or similar plan, is, or at the Effective Time will be, applicable to the Company, the Purchaser, the Exchange Consideration, the Arrangement or any transaction contemplated by this Agreement or the Stockholder Agreements.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

                  As an inducement to the Company to enter into this Agreement, Parent and Purchaser, except as disclosed in Parent's disclosure schedule delivered concurrently with the delivery of this Agreement (the "Parent Disclosure Schedule"), hereby, jointly and severally, represent and warrant to the Company as follows:

         Section 4.01 Corporate Organization.

                  Each of Parent, Purchaser and each subsidiary of Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent, Purchaser and each subsidiary of Parent is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not reasonably be expected to have a Parent Material Adverse Effect.

         Section 4.02 Certificate of Incorporation and By-Laws.

                  Parent has heretofore furnished to the Company a complete and correct copy of the certificate of incorporation and the by-laws of Parent and the certificate of incorporation and by-laws of Purchaser, each as amended to date. Such certificates of incorporation and by-laws are in full force and effect. Neither Parent nor Purchaser is in violation of any of the provisions of its certificate of incorporation or by-laws, except where such violation would not reasonably be expected to have a Parent Material Adverse Effect.

         Section 4.03 Authority Relative to this Agreement.

                  Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transaction. The execution and delivery of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the Transaction have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate the Transaction (other than any necessary approvals or consents and the filing and recordation of appropriate documents as required by the OBCA). This Agreement has been duly and validly executed and delivered by each of Parent and Purchaser and, assuming due authorization, execution and delivery by each of the other parties thereto, constitutes a legal, valid and binding obligation of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles. The Boards of Directors of Parent and Purchaser have duly approved this Agreement and the transaction contemplated hereby.

         Section 4.04 No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement by each of Parent and Purchaser do not, and the performance of this Agreement by each of Parent and Purchaser will not, (i) conflict with or violate the certificate of incorporation or by-laws of either Parent or Purchaser in effect on the date of this Agreement, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.04(b) have been obtained and all filings and obligations described in Section 4.04(b) have been made, conflict with or violate any Law applicable to Parent or Purchaser or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of Parent, Purchaser or any subsidiary of Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any property or asset of either of them is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to have a Parent Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by each of Parent and Purchaser do not, and the performance of this Agreement by each of Parent and Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except
(i) for applicable requirements, if any, of the Canadian Securities Laws, the Securities Act, the Exchange Act, Blue Sky Laws and state takeover laws, the HSR Act, the Competition Act, the Investment Canada Act and filing and recordation of appropriate documents as required by the OBCA, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have a Parent Material Adverse Effect.

         Section 4.05 Capitalization.

                  (a) The authorized capital stock of Parent consists of (i) 265,000,000 shares of Parent Common Stock and (ii) 30,000,000 shares of preferred stock, par value $0.10 per share ("Parent Preferred Stock"). As of May 3, 2002, 71,315,938 shares of Parent Common Stock and no shares of Parent Preferred Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, and 2,765,259 shares of Parent Common Stock were reserved for future issuance pursuant to outstanding stock options that have been granted prior to the date hereof, and 4,988,817 shares of Parent Common Stock were reserved for future issuance pursuant to liquid yield option notes due in 2021. Except as set forth in this Section 4.05 and except for stock options granted pursuant to the stock option plans of Parent (the "Parent Stock Option Plans"), there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or Purchaser or obligating Parent or Purchaser to issue or sell any shares of capital stock of, or other equity interests in, Parent or Purchaser. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Parent or Purchaser to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of Purchaser.

                  (b) The authorized capital stock of Purchaser consists of (i) 1,000,000,000 shares of Common Stock without par value and (ii) 1,000,000,000 shares of preferred stock without par value, all of which are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereof and all of which are owned by Parent. Each outstanding share of capital stock of Purchaser is duly authorized, validly issued, fully paid and nonassessable and each such share is owned by Parent or Purchaser free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or Purchaser's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not reasonably be expected to have a Parent Material Adverse Effect.

                  (c) The shares of Parent Common Stock to be issued pursuant to the Arrangement (i) will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Parent's certificate of incorporation or by-laws or any agreement to which Parent is a party or is bound, (ii) will, when issued, be exempt under the Securities Act in reliance on Section 3(a)(10) of the Securities Act, (iii) will not be subject to any restrictions on transfer or resale under Canadian Securities Laws or under the Securities Act, other than the volume and other limitations required by Rule 145 promulgated by the Securities Commission under the Securities Act and (iv) will, when issued, be registered or exempt from registration under applicable Blue Sky Laws and be exempt from prospectus and registration requirements under Canadian Securities Laws.

         Section 4.06 SEC Filings; Financial Statements.

                  (a) Parent has filed all forms, reports, statements, schedules and other documents required to be filed by it with the SEC since January 1, 2001 (such forms, reports, statements, schedules and other documents, including any such forms, reports, statements, schedules and other documents filed subsequent to the date hereof, being, collectively, the "Parent Reports"). The Parent Reports (i) at the time they were filed or, if amended, as of the date of such amendment, complied in all material respects, and each report subsequently filed by Parent with the SEC will comply in all material respects, with all applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, each as in effect on the date so filed, and (ii) did not or will not, at the time they were or will be filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No subsidiary of Parent is required to file any form, report or other document with the SEC. Except as set forth in Section 4.06 of the Parent Disclosure Schedule, Parent has not received any non-routine inquires or interrogatories, whether in writing or otherwise, from the SEC, the NYSE or any other Governmental Authority or, to the knowledge of Parent, been the subject of any investigation, audit, review or hearing by or in front of such persons, in each case with respect to any of the Parent Reports or any of the information contained therein. True and complete copies of any such written inquires or interrogatories have been furnished to the Company, and the Company has otherwise been made aware of any such oral inquiries or interrogatories, investigations, audits, reviews or hearings.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports was or will be prepared in accordance with US GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents or will fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of Parent and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

                  (c) Except as and to the extent set forth in the Parent Reports, none of Parent nor any of its subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), in each case that is required by US GAAP to be set forth on a consolidated balance sheet of Parent or in the notes thereto, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2001, and would not reasonably be expected to have a Parent Material Adverse Effect.

         Section 4.07 Information to Be Supplied.

                  Any information supplied or to be supplied by Parent or its subsidiaries or representatives for inclusion or incorporation by reference in the Circular or the Proxy Statement will not, on the date the Circular is mailed to stockholders of the Company, on the date of the Company Meeting and on the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  Section 4.08 Permits; Compliance.

                  (a) Except as set forth in Section 4.08(a) of the Parent Disclosure Schedule:

                        (i) the operations of Parent and its Subsidiaries have been conducted in compliance with all Laws, including without limitation all Laws relating to consumer protection, equal opportunity, health, health care industry regulation, third party reimbursement (including Medicare, Medicaid, any other Federal Health Care Program and workers compensation), fire, zoning and building and occupational safety matters, except for noncompliance that does not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

                        (ii) neither Parent nor any of its Subsidiaries has received written notice of any material violation (or of any investigation, inspection, audit, or other proceeding by any Governmental Authority involving allegations of any violation) of any Law, or is in material default with respect to any Law, and to the knowledge of Parent, no investigation, inspection, audit or other proceeding by any Governmental Authority involving allegations of any material violation of any Law is threatened or contemplated;

                        (iii) each of Parent and its Subsidiaries has, and to the knowledge of Parent all professional employees or agents of each of Parent and its Subsidiaries have, all Approvals required for the conduct of the business of each of Parent and its Subsidiaries, the job duties of each professional employee or agent and the occupancy and operation, for its present uses, of the real and personal property which each of Parent and its Subsidiaries owns or leases, except where the failure to have such Approvals would not, individually or in the aggregate, have a Parent Material Adverse Effect, and neither Parent nor any of its Subsidiaries or, to the knowledge of Parent, any of its respective professional employees or agents is in violation of any such Approval or any terms or conditions thereof, except for such violations as would not, individually or in the aggregate, have a Parent Material Adverse Effect;

                        (iv) all Approvals for Parent and each of its Subsidiaries are in full force and effect, and, to the knowledge of Parent, all such Approvals for its professional employees and agents are in full force and effect, have been issued to and fully paid for by the holder thereof and, to the knowledge of Parent, no suspension or cancellation thereof has been threatened, except for such Approvals as would not, individually or in the aggregate, have a Parent Material Adverse Effect; and

                        (v) no Approvals for Parent and each of its Subsidiaries will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement or any of the other agreements contemplated hereunder or executed herewith, except for such Approvals as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

                  (b) Except as set forth in Section 4.08(b) of the Parent Disclosure Schedule, (i) neither Parent nor any of its Subsidiaries, nor the officers or directors, nor, to the knowledge of the Company, employees or agents of Parent or any of its Subsidiaries, have engaged in any activities which are prohibited, or are cause for criminal or civil penalties or mandatory or permissive exclusion from Medicare, Medicaid or any other Federal Health Care Program, under ss.ss. 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, the Federal Employees Health Benefits program statute, or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or which are prohibited by any private accrediting organization from which Parent or any of its Subsidiaries seeks accreditation or by generally recognized professional standards of care or conduct, including but not limited to the following activities:

                           (A) knowingly and willfully making or causing to be
made a false statement or representation of a material fact in any application for any benefit or payment;

                           (B) knowingly and willfully making or causing to be
made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

                           (C) presenting or causing to be presented a claim for
reimbursement under Medicare, Medicaid or any other Federal Health Care Program that is (1) for an item or service that the Person presenting or causing to be presented knows or should know was not provided as claimed, or (2) for an item or service that the Person presenting knows or should know that the claim is false or fraudulent;

                           (D) knowingly and willfully offering, paying,
soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (1) in return for referring, or to induce the referral of, an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or any other Federal Health Care Program or (2) in return for, or to induce, the purchase, lease or order, or the arranging for or recommending of the purchase, lease or order, of any good, facility, service or item for which payment may be made in whole or in part by Medicare, Medicaid or any other Federal Health Care Program; or

                           (E) knowingly and willfully making or causing to be
made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (1) the conditions or operations of a facility operated by the Company or any of its Subsidiaries in order that the facility may qualify for Medicare, Medicaid or any other Federal Health Care Program certification, or (2) information required to be provided under SSA ss. 1124A; and

                        (ii) Parent has a compliance program that has been implemented and, to the knowledge of Parent, the business of Parent and its Subsidiaries has been conducted in all material respects in accordance with the terms of the compliance program.

                  (c) Except as set forth in Section 4.08(c) of the Parent Disclosure Schedule, (i) neither Parent nor, to the knowledge of Parent, any other Person who has a direct or indirect ownership interest (as those terms are defined in 42 C.F.R. ss. 1001.1001(a)(2)) in Parent or any of its Subsidiaries prior to the Effective Time, or who has an ownership or control interest (as defined in SSA ss. 1124(a)(3) or any regulations promulgated thereunder) in Parent or any of its Subsidiaries prior to the Effective Time, or who is an officer, director, agent (as defined in 42 C.F.R. ss. 1001.1001(a)(2)), or managing employee (as defined in SSA ss. 1126(b)) of Parent or any of its Subsidiaries prior to the Effective Time, and (ii) to the knowledge of Parent, no Person with any relationship with such entity (including without limitation a parent company or shareholder of, or partner in, a Subsidiary) who has an indirect ownership interest (as that term is defined in 42 C.F.R. ss. 1001.1001(a)(2)) in Parent or any of its Subsidiaries prior to the Effective Time (A) has had a civil monetary penalty assessed against it under SSA ss. 1128A; (B) has been excluded from participation under Medicare, Medicaid or any other Federal Health Care Program; or (C) has been convicted (as that term is defined in 42 C.F.R. ss. 1001.2) of any of the following categories of offenses as described in SSA ss. 1128(a) and (b)(1), (2), (3):

                        (i) criminal offenses relating to the delivery of an item or service under Medicare, Medicaid or any other Federal Health Care Program;

                        (ii) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a health care item or service;

                        (iii) criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local government agency.

                        (iv) federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described in
(i) through (iii) above; or

                        (v) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

         Section 4.09 Absence of Certain Changes or Events.

                  Since December 31, 2001, except (a) as expressly contemplated by this Agreement, or (b) as described in the Parent Reports filed prior to the date hereof: (i) Parent and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice; (ii) there has not been any Parent Material Adverse Effect; and (iii) Parent and its subsidiaries have not taken any action that, if taken after the date of this Agreement, would constitute a breach of the covenants set forth in Section 5.02, except where such action would not reasonably be expected to have a Parent Material Adverse Effect.

         Section 4.10 Litigation.

                  Except as described in the Parent Reports filed prior to the date hereof, there is no Action pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any property or asset of Parent or any such subsidiary, before any Governmental Authority that (a) has had or would reasonably be expected to have a Parent Material Adverse Effect or
(b) seeks to materially delay or prevent the consummation of the Transaction. Neither Parent nor any of its subsidiaries nor any property or asset of Parent or any such subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Parent, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would reasonably be expected to have a Parent Material Adverse Effect.

         Section 4.11 No Vote Required.

                  No vote of the stockholders of Parent is required by Law, Parent's certificate of incorporation or by-laws or otherwise in order for Parent and Purchaser to consummate the transactions contemplated hereby.

         Section 4.12 Operations of Purchaser.

                  Purchaser is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

         Section 4.13 Brokers.

                  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transaction that will not be paid by or on behalf of Parent or Purchaser.

         Section 4.14 Financing.

                  Parent has, and will have prior to the Effective Date, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to pay the cash consideration to be paid in connection with the Arrangement and to pay all fees and expenses in connection therewith.

         Section 4.15 Ownership of Company Common Stock.

                  As of the date of this Agreement, none of Parent, any of its subsidiaries or any of their respective controlled affiliates beneficially owns any shares of Company Common Stock.

                                    ARTICLE V
                 CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE DATE

         Section 5.01 Conduct of Business by the Company.

                  (a) The Company agrees that, between the date of this Agreement and the Effective Date, except as expressly contemplated by any other provision of this Agreement, as set forth in Section 5.01 of the Company Disclosure Schedule or as required by a Governmental Authority of competent jurisdiction or as may be required in order for the Company and Parent to comply with applicable Laws, unless Parent shall otherwise consent in writing, such consent not to be unreasonably withheld or delayed:

                        (i) the businesses of the Company and its Subsidiaries shall be conducted in all material respects only in, and the Company and its Subsidiaries shall not take any material action except in, the ordinary course of business and in a manner consistent with past practice; and

                        (ii) the Company shall maintain its existence and good standing and use its best efforts to preserve substantially intact the business organization of the Company and its Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and its Subsidiaries and to preserve the current relationships of the Company and its Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations.

                  (b) By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement, as set forth in
Section 5.01 of the Company Disclosure Schedule or as required by a Governmental Authority of competent jurisdiction or as may be required in order for the Company and Parent to comply with applicable Laws, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective

Date, directly or indirectly, do any of the following without the prior written consent of Parent, such consent not to be unreasonably withheld or delayed:

                        (i) amend or otherwise change its certificate of incorporation or by-laws or equivalent organizational documents, except in the case of any Company Subsidiary if such change is in the ordinary course of business and in a manner consistent with past practice and would not reasonably be expected to have a Company Material Adverse Effect;

                        (ii) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of,
(A) any shares of any class of capital stock of the Company or any Company Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary (except for the issuance of shares of Company Common Stock issuable pursuant to Company Stock Options outstanding on the date hereof) or (B) any assets of the Company or any Company Subsidiary, except in the ordinary course of business and in a manner consistent with past practice;

                        (iii) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, reprice options granted under any Company Stock Option Plan or authorize cash payments in exchange for any options granted under any of such plans;

                        (iv) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends payable by a Subsidiary of the Company to the Company or any other Company Subsidiary;

                        (v) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities;

                        (vi) (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any material amount of assets except in the ordinary course of business and consistent with past practice; (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets except in the ordinary course of business and consistent with past practice; (C) enter into any contract or agreement other than in the ordinary course of business and consistent with past practice; (D) other than in the ordinary course of business consistent with past practice, authorize, or make any commitment with respect to capital expenditures which are, in the aggregate, in excess of $1,000,000 per month (the "Monthly CapEx Amount") from the date hereof until the earlier of (x) the Effective Time or (z) the termination of this Agreement pursuant to Section
7.01 (it being understood that any unused portion of the Monthly CapEx Amount may be rolled forward and utilized in any subsequent month); or (E) enter into


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

or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.01(b)(vi);

                        (vii) sell, lease, license, mortgage, pledge, encumber or dispose of in any manner any properties or assets which are material, individually or in the aggregate, to the Company other than in the ordinary course of business and in a manner consistent with past practice;

                        (viii) increase the compensation payable or to become payable or the benefits provided to its directors, officers or employees, except for increases in the ordinary course of business and consistent with past practice in salaries or wages of employees of the Company or any Subsidiary who are not directors or officers of the Company or any Company Subsidiary, or grant any severance or termination pay to (except as required by the Company's severance policy as of the date hereof or any labor or other employment agreement), or enter into any employment or severance agreement with, any director, officer or other employee of the Company or of any Company Subsidiary, or establish, adopt, enter into or amend (except as required by law or in the ordinary course of business consistent with past practice) any bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

                        (ix) change in any material respect any of the accounting principles used by it, other than as required by GAAP;

                        (x) (A) make or rescind any material Tax election, settle or compromise any material liability for Taxes or change or revoke any of its methods of Tax accounting, or (B) take any action with respect to the computation of Taxes or the preparation of Tax returns that is in any material respect inconsistent with past practice; provided, however, that, in the case of this clause (x), Parent shall not unreasonably withhold its consent;

                        (xi) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business and consistent with past practice or claims, liabilities or obligations not exceeding $1,000,000 in the aggregate;

                        (xii) (A) amend, modify or consent to the termination of any Material Contract, or amend, waive, modify or consent to the termination of the Company's or any Company Subsidiary's rights thereunder except in the ordinary course of business consistent with past practice, or (B) enter into any material contract or agreement that would be a Restrictive Agreement or a Related Party Agreement;

                        (xiii) except in the ordinary course of business and consistent with past practice, (A) grant any license in respect of any material Company Owned Intellectual Property, (B) develop any Intellectual Property jointly with any third party, or (C) disclose any confidential Intellectual Property or other confidential information of the Company or any Company Subsidiary, unless such disclosure is made in the ordinary course of business consistent with past practice or would not reasonably be expected to have a Company Material Adverse Effect;

                        (xiv) commence or settle any material Action; or

                        (xv) announce an intention, enter into any formal or informal agreement or otherwise make a commitment to do any of the foregoing or take any action that would materially delay the consummation of the Arrangement.

         Section 5.02 Conduct of Business by Parent.

                  (a) Parent agrees that, between the date of this Agreement and the Effective Time, except as expressly contemplated by any other provision of this Agreement, unless the Company shall otherwise consent in writing, such consent not to be unreasonably withheld or delayed, Parent shall not:

                        (i) amend or otherwise change its certificate of incorporation or by-laws in a manner adverse to the stockholders of the Company as opposed to any other holders of Parent Common Stock;

                        (ii) unless proper provision is made to reflect the value thereof in the Exchange Consideration, declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends payable by a subsidiary of Parent to Parent or any other subsidiary; and

                        (iii) reclassify, combine, split or subdivide its capital stock without appropriate adjustment being made to the Security Portion payable to the holders of Company Common Stock pursuant to the Arrangement.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         Section 6.01 Access to Information; Confidentiality.

                  (a) Except as otherwise prohibited by applicable Law or the terms of any contract or agreement (provided that the Company shall use all reasonable efforts to promptly obtain any consent required under any such contract or agreement in order that it may comply with the terms of this Section 6.01), from the date of this Agreement until the Effective Time, the Company shall, and shall cause its Subsidiaries to, (i) provide to Parent and Parent's officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives access at reasonable times during normal business hours upon prior notice to the officers, employees, agents, properties, offices and other facilities of the Company and its Subsidiaries and to the books and records thereof, and (ii) furnish promptly to Parent such information in the Company's possession concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and its Subsidiaries as Parent or its representatives may reasonably request.

                  (b) All information obtained by the parties pursuant to this
Section 6.01 shall be kept confidential in accordance with the confidentiality agreement, dated March 12, 2002 (the "Confidentiality Agreement"), between Parent and the Company.

                  (c) Any investigation pursuant to this Section 6.01 shall not affect any representation or warranty of any party hereto or any condition to the obligations of the parties hereto or unreasonably interfere with the conduct of the business of the Company.

         Section 6.02 No Solicitation of Transactions.

                  (a) The Company shall, and shall cause its Subsidiaries, and its and their respective officers, directors, employees, subsidiaries, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it) ("Representatives") to, immediately cease and cause to be terminated any discussions or negotiations with third parties with respect to a Competing Transaction (as defined below). The Company will not, directly or indirectly, and will instruct its Representatives not to, directly or indirectly, solicit, initiate or, except as and only to the extent permitted by Section 6.02(b), encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or, except as and only to the extent permitted by Section 6.02(b), enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any Representative of the Company or any of its Subsidiaries to take any such action. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

                  (b) Notwithstanding anything to the contrary in this Section 6.02, the Company Board may furnish information to, and enter into discussions with, a Person who has made an unsolicited bona fide written proposal or offer regarding a Competing Transaction (that did not result from a breach of this Section 6.02), and with respect to which the Company Board has (i) determined, in its good faith judgment (after consultation with a financial advisor of internationally recognized reputation), that such proposal or offer constitutes or is reasonably likely to result in or lead to a Superior Proposal (as defined below), (ii) determined, in its good faith judgment after consultation with outside legal counsel, that, in light of such Superior Proposal, the failure to furnish such information or to enter into such discussions would result in a breach of its fiduciary obligations under applicable Law, (iii) provided written notice to Parent of its intent to furnish information or enter into discussions with such Person at least two Business Days prior to taking any such action and
(iv) obtained from such Person an executed confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement.

                  (c) The Company agrees that in addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 6.02, promptly following receipt thereof, the Company shall advise Parent in writing of any request for information or any Competing Transaction, or any inquiry, discussions or negotiations with respect to any Competing Transaction and the terms and conditions of such request for information, Competing Transaction, inquiry, discussions or negotiations and the Company shall promptly provide to Parent copies of any written materials received by the Company in connection with any of the foregoing, and the identity of the Person or group making any such request for information, Competing Transaction or inquiry or with whom any discussions or negotiations may be taking place (as permitted by Section 6.02(b)). The Company agrees that it shall keep Parent informed of the status and material details (including amendments or proposed amendments) of any such request for information, Competing Transaction or inquiry and keep Parent informed as to the material details of any information requested of or provided by the Company (pursuant to Section 6.02(b)) and as to the status and material terms of all substantive discussions or negotiations (permitted by Section 6.02(b)) with respect to any such request, Competing Transaction or inquiry. The Company agrees that it shall simultaneously provide to Parent any non-public information concerning the Company that may be provided (pursuant to Section 6.02(b)) to any other Person or group in connection with any Competing Transaction which was not previously provided to Parent.

                  (d) A "Competing Transaction" means any of the following (other than the Transaction): (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any material Subsidiary, (ii) any sale, lease, exchange, transfer or other disposition of all or a substantial part of the assets of the Company and its Subsidiaries, taken as a whole, (iii) any sale, exchange, transfer or other disposition of 20% or more of any class of equity securities of the Company and its Subsidiaries, taken as a whole or of 20% or more of the assets of the Company and its Subsidiaries, taken as a whole, or (iv) any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 20% or more of any class of equity securities of the Company and its Subsidiaries, taken as a whole.

                  (e) A "Superior Proposal" means an unsolicited bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, share exchange, business combination, recapitalization or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction would hold less than 50% of the equity interest in the surviving or resulting entity of such transaction, (ii) the sale, lease, exchange, transfer or other disposition of at least 20% of the assets of the Company and its Subsidiaries, taken as a whole, in a single or related series of transactions or (iii) the acquisition by any Person or group (including by means of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a merger or comparable transaction involving the Company), directly or indirectly, of ownership of at least 20% of the then outstanding shares of Company Common Stock, in each case, on terms (including conditions to consummation of the contemplated transaction) that the Company Board determines, in its good faith judgment (after consultation with a financial advisor of internationally recognized reputation), to be more favorable to the Company stockholders, from a financial point of view, than the Arrangement and is reasonably capable of being consummated and which is fully financed or is not contingent on the obtaining of financing.

         Section 6.03 Stockholder Meeting.

                  Whether or not the Board of Directors of the Company shall take any action permitted by the third sentence of this Section 6.03, the Company shall cause the Company Meeting to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting on the Arrangement Resolution. The Board of Directors of the Company shall (i) include in the Circular and the Proxy Statement prepared therefor its recommendation in favor of the Arrangement Resolution (the "Board Recommendation") and (ii) use its best efforts to obtain the necessary vote in favor of the Arrangement Resolution by the Company Securityholders, subject, in each case, to the fiduciary duties of the Board of Directors. The Board of Directors of the Company shall not withdraw, amend, modify or qualify in a manner adverse to Parent the Board Recommendation (or announce its intention to do so), except that, prior to the receipt of the Company Securityholder approval, the Board of Directors of the Company shall be permitted to withdraw, amend, modify or materially qualify in a manner adverse to Parent the Board Recommendation, following three Business Days' prior notice to Parent, but only if (A) the Company has complied in all respects with Sections 6.02 and 6.03 of this Agreement, and (B) after receiving advice of its outside legal counsel, the Board of Directors determines in good faith that the Arrangement is not in the best interests of the stockholders of the Company and that, therefore, it is required to withdraw, amend or modify the Board Recommendation in order to satisfy its fiduciary duties to the stockholders of the Company under applicable law. Nothing herein shall prohibit the Board of Directors of the Company from complying with Rules 14d-9 or 14e-2(a) of the Exchange Act or analogous provisions of Canadian Securities Laws, or from making any other disclosures required by Law.

         Section 6.04 Employee Benefits Matters.

                  (a) From and after the Effective Date, Parent shall cause the Company and its Subsidiaries and their successors and assigns to honor in accordance with their terms, all contracts, agreements, arrangements, policies, plans and commitments of the Company and the Subsidiaries as in effect immediately prior to the Effective Date that are applicable to any current or former employees or directors of the Company or any Subsidiary; provided, however, that nothing contained herein shall prohibit Parent or the Company or any of Parent's subsidiaries from amending, modifying or terminating any such contracts, agreements, arrangements, policies, plans and commitments in accordance with their terms. Employees of the Company or any Subsidiary shall receive full credit for purposes of eligibility to participate and vesting (but not for benefit accruals) under any employee benefit plan, program or arrangement established or maintained by the Company or any of its subsidiaries or their successors and assigns after the Effective Date for service accrued or deemed accrued prior to the Effective Date with the Company or any Subsidiary; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. In addition, Parent shall waive, or cause to be waived, any limitations on benefits relating to any pre-existing conditions to the same extent such limitations are waived under any comparable plan of the Company or its subsidiaries and recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by employees of the Company and its subsidiaries in the calendar year in which the Effective Date occurs.

                  (b) As soon as practicable after the execution of this Agreement, the Company and Parent shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements.

         Section 6.05 Directors' and Officers' Indemnification and Insurance.

                  (a) Parent shall cause the Certificate of Incorporation and By-Laws of the Company or its successors or assigns after the Effective Time to contain provisions no less favorable with respect to indemnification for matters occurring prior to the Effective Time than are set forth in the Company's Certificate of Incorporation and By-Laws, as of the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees or agents of the Company, unless such modification shall be required by Law.

                  (b) Parent shall cause the Company or its successor to maintain in effect for six years from the Effective Time directors' and officers' liability insurance covering those persons who are currently covered on the date of this Agreement by the current directors' and officers' liability insurance policies maintained by the Company (provided that Parent may substitute therefor policies of at least the same dollar limit coverage containing terms and conditions that are not, in the aggregate, less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Company or Parent be required to expend annually pursuant to this Section 6.05(b) more than 300% of the amount per annum the Company paid in its last full fiscal year; provided further, however, that, if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds such maximum amount, the Company or Parent shall maintain or procure, for such six-year period, the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to that maximum amount.

                  (c) The obligation of the Parent or the Company (or its successor) under this Section 6.05 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 6.05 applies without the consent of such Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 6.05 applies shall be third party beneficiaries of this Section 6.05).

         Section 6.06 Notification of Certain Matters.

                  (a) The Company shall give prompt notice to Parent, and Parent or Purchaser shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect and (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that the delivery of any such notification pursuant to this Section 6.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  (b) The Company shall give prompt notice to Parent, and Parent or Purchaser shall give prompt notice to the Company, of: (i) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement, and (ii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened in writing against, relating to or involving or otherwise affecting it or any of its subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Article V and Article VI or which relate to the consummation of the Transaction.

         Section 6.07 Company Affiliates.

                  No later than five business days after the date of this Agreement, the Company shall deliver to Parent a list of names and addresses of those persons who were, in the Company's reasonable judgment, on such date, affiliates (within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act (each such person being, a "Company Affiliate")) of the Company. The Company shall provide Parent with such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its reasonable best efforts to deliver or cause to be delivered to Parent, an affiliate letter in the form attached hereto as Exhibit A, executed by each of the Company Affiliates identified in the foregoing list and any person who shall, to the knowledge of the Company, have become a Company Affiliate subsequent to the delivery of such list.

         Section 6.08 Further Action; Reasonable Efforts.

                  (a) Upon the terms and subject to the conditions of this Agreement, (i) each of the parties hereto shall as promptly as practicable after the date of this Agreement make its respective filings and supply as promptly as practicable any additional information and documentary material that may be reasonably requested pursuant to the HSR Act, the Competition Act, the Investment Canada Act and any other Law the parties agree requires submission with respect to the Arrangement; (ii) each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Laws or otherwise to consummate expeditiously and make effective the Arrangement, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the Subsidiaries as are necessary for the consummation of the Arrangement and to fulfill the conditions to the Arrangement; and (iii) the Company shall and where appropriate shall cause its subsidiaries to:

                  (A) Advise Parent as reasonably requested, as to the aggregate tally of the proxies and votes received in respect of the Company Meeting and all matters to be considered at such meeting; and

                  (B) Provide Parent with a copy of any purported exercise of the Dissent Rights and written communications with such Company Shareholder purportedly exercising the Dissent Rights; and not settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the Arrangement.

                  Parent agrees that it shall not make any filings under the HSR Act in respect of any prospective acquisitions of businesses other than those related to the Transaction for a period ending on the earlier of (a) 60 days following the first HSR filing Parent shall make in respect of the Arrangement and (b) the termination of the HSR waiting period in respect of the Arrangement. Notwithstanding the foregoing, nothing herein shall require Parent, in connection with the receipt of any regulatory approval, to agree to sell or divest any material assets or business or agree to restrict in any material way any business conducted by or proposed to be conducted by Parent, any Parent Subsidiary, the Company or any Company Subsidiary, or to litigate or formally contest any proceeding relating to any regulatory approval process in connection with the Arrangement.

                  (b) Each of the parties hereto shall use its reasonable efforts to cause its respective officers, employees, agents, auditors and representatives to cooperate with each other, prior to the Effective Date, to ensure the orderly combination of the Company and the Subsidiaries with Parent and its subsidiaries following the Effective Date and to minimize any disruption to the respective businesses of Parent, the subsidiaries of Parent, the Company and the Subsidiaries that might result from the Transaction.

         Section 6.09 Purchaser.

                  Parent shall perform, and shall take all action necessary to cause Purchaser to perform, its obligations under this Agreement (including without limitation the Plan of Arrangement) and to consummate the Transaction on the terms and subject to the conditions set forth in this Agreement.

         Section 6.10 NYSE Listing.

                  Parent shall as promptly as practicable prepare and submit to the NYSE a listing application covering the shares of Parent Common Stock to be issued pursuant to the Arrangement, and shall use its reasonable efforts to obtain, prior to the Effective Date, approval for the listing of Parent Common Stock to be issued pursuant to the Arrangement, subject to official notice of issuance to the NYSE, and the Company shall cooperate with Parent with respect to such listing.

         Section 6.11 Public Announcements.

                  The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, unless otherwise required by applicable Law or the requirements of the NYSE, Nasdaq or the TSE, each of Parent and the Company shall use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Arrangement; provided, however, that this Section 6.11 shall terminate in the event the Company Board withdraws the Recommendation.

         Section 6.12 Transfer Tax.

                  The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interest, penalties or additions to Tax, "Transfer Taxes"). All Transfer Taxes shall be paid by the Company and expressly shall not be a liability of any holder of the Company Common Stock.

         Section 6.13 Indebtedness.

                  From and after the Effective Time, Parent shall cause the Purchaser and the Company to comply with all of their obligations under the Indenture, dated as of January 26, 1996, and the First Supplemental Indenture, dated as of February 3, 1999, and the Second Supplemental Indenture, dated as of February 29, 2000, between the Company, as issuer, and The Chase Manhattan Bank, as Trustee, relating to the Company's 10 3/4% Senior Notes due 2006 and 10 3/4% Senior Notes due 2006, Series B (the "Indenture"). Without limiting the generality of the foregoing, the Purchaser shall expressly assume as principal obligor, by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the company under the Securities (as defined in the Indenture) and the Indenture.

                                   ARTICLE VII
                                   CONDITIONS

         Section 7.01 Conditions Precedent to Each Party's Obligation to Effect
                      the Arrangement.

                  The respective obligations of each party hereto to effect the Arrangement shall be subject to the fulfillment or satisfaction, prior to or on the Effective Date of the following conditions:

                  (a) Approvals. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by (including without limitation, expiration of any waiting period under the HSR Act, the Competition Act (Canada) or the Investment Canada Act), any governmental or regulatory authority, domestic or foreign, which the failure to obtain, make or occur would have the effect of making the Arrangement or any of the transactions contemplated hereby illegal or would have a Parent Material Adverse Effect or a Company Material Adverse Effect, assuming the Transaction had taken place, shall have been given or shall be in effect.

                  (b) No Injunction. No temporary restraining order, preliminary or permanent injunction or other order from any court of competent jurisdiction or other governmental or regulatory authority prohibiting or preventing the consummation of the Transaction or any of the transactions contemplated hereunder shall be in effect.

                  (c) Securityholder Approval. The Arrangement shall have been duly approved by the Company Securityholders.

                  (d) New York Stock Exchange Listing. The Parent Common Stock to be issued in the Arrangement shall have been approved for listing on the New York Stock Exchange.

                  (e) Order. The Court shall have issued the Final Order.

         Section 7.02 Conditions Precedent to Obligations of Parent.

                  The obligations of Parent to effect the Arrangement shall be subject to the fulfillment or satisfaction, prior to or on the Effective Date, of each of the following conditions precedent:

                  (a) Performance of Obligations; Representations and Warranties; Dissent Rights.

                        (i) The Company shall have performed in all material respects and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Effective Date. The Company's representations and warranties in each Section of Article III of this Agreement shall be true and correct in all respects as of the Effective Date with the same effect as though such representations and warranties were made on and as of the Effective Date (provided that any representation and warranty that addresses matters only as of a certain date shall be true and correct as of that certain date), except for changes permitted by this Agreement and except where the failure of such representation and warranty to be true and correct in all respects would not have or would not be reasonably likely to result in a Company Material Adverse Effect. Parent shall have received a certificate dated the Effective Date and signed by the Chairman, President or a Vice-President of the Company, certifying that, the conditions specified in this Section 7.02(a) have been satisfied; and

                        (ii) holders of shares of Company Common Stock representing in excess of 10% of the issued and outstanding Company Common Stock immediately prior to the Effective Date shall not have demanded or exercised Dissent Rights.

                  (b) Affiliate Letters. Parent shall have received executed letters in the form attached hereto as Exhibit A from each director and executive officer of the Company and each such Affiliate Letter shall remain in effect as of the Effective Date.

         Section 7.03 Conditions Precedent to the Company's Obligations.

                  The obligations of the Company to effect the Transaction shall be subject to the fulfillment or satisfaction, prior to or on the Effective Date, of the following conditions precedent:

                  Performance of Obligations; Representations and Warranties. Parent and the Purchaser shall have performed in all material respects and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Effective Date. Each of the representations and warranties of Parent and Purchaser in each Section of Article IV of this Agreement shall be true and correct in all respects as of the Effective Date with the same effect as though such representations and warranties were made on and as of the Effective Date (provided that any representation and warranty that addresses matters only as of a certain date shall be true and correct as of that certain date), except for changes permitted by this Agreement and except where the failure of such representation and warranty to be true and correct in all respects would not have or would not be reasonably likely to result in a Parent Material Adverse Effect, provided that the representation and warranty made in
Section 4.05(c) shall be true and correct without qualification as to materiality. The Company shall have received a certificate dated the Effective Date and signed by the Chairman, President or a Vice-President of Parent, certifying that, the conditions specified in this Section 7.03 have been satisfied.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

         Section 8.01 Termination by Mutual Consent.

                  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Date, whether before or after the approval by the Company Securityholders referred to in Section 7.01(c), by mutual written consent of the Company and Parent.

         Section 8.02 Termination by Either Parent or the Company.

                  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Date by action of the Board of Directors of either Parent or the Company if (a) the Transaction shall not have been completed by the Drop Dead Date, whether such date is before or after the date of approval by the Company Securityholders (the "Termination Date"); (b) the approval of the Company Securityholders required by Section 7.01(c) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof; or (c) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Transaction shall become final and non-appealable; provided, that the right to terminate this Agreement pursuant to clause (a) or (b) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have caused the occurrence of the failure of the Transaction to be consummated or the stockholder approval to be obtained.

         Section 8.03 Termination by the Company.

                  This Agreement may be terminated and the Merger may be abandoned at any time prior to the receipt of the approval of the Company's Securityholders required by Section 7.01(c), by action of the Board of Directors of the Company:

                  (a) if (i) the Company is not in material breach of any of the terms of this Agreement, (ii) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a

Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (iii) Parent does not make, within three Business Days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of the Company determines, in good faith after consultation with its outside legal counsel and its financial advisors, is at least as favorable to the stockholders of the Company as the Superior Proposal taking into account the financial terms or, if applicable, the strategic benefit and long-term value to stockholders of the revised Merger Consideration and the Superior Proposal, and
(iv) the Company prior to such termination pays to Parent in immediately available funds the amounts required to be paid pursuant to Section 8.05(b). The Company agrees (A) that it will not enter into a binding agreement referred to in clause (iii) above until at least the fourth business day after it has provided the notice to Parent required thereby and (B) that it will notify Parent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification; or

                  (b) at any time prior to the Effective Date, if there is a material breach by Parent of any representation, warranty, covenant or agreement made by it contained in this Agreement or if any representation or warranty made by Parent shall have become materially untrue, in either case such that the conditions set forth in Section 7.03 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its commercially reasonable efforts, the Company may not terminate this Agreement under this Section 8.03(b) for 30 days after delivery of written notice from the Company to Parent of such breach, provided that Parent continues to exercise commercially reasonably efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this paragraph (b) if such breach is cured during such 30-day period).

         Section 8.04 Termination by Parent.

                  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the receipt of the approval of the Company's Stockholders required by Section 7.01(c), by written notice given to the Company by Parent:

                  (a) if the Company or its Board of Directors shall have (i) withdrawn, modified or amended in any respect adverse to Parent the Board Recommendation or failed to reconfirm the Board Recommendation within five Business Days after a written request made in good faith by Parent to do so,
(ii) approved, publicly recommended or entered into an agreement with respect to, or consummated, or adopted a resolution to approve, publicly recommend, enter into an agreement with respect to, or consummate, any Acquisition Proposal from a person other than Parent or any of its Affiliates, (iii) in response to the commencement of any tender offer or exchange offer for outstanding Company Common Stock by a person unaffiliated with Parent, not publicly recommended rejection of such tender offer or exchange offer within ten Business Days after the commencement thereof (as such term is defined in Rule 14d-2 under the Exchange Act); or

                  (b) at any time prior to the Effective Date, if there is a material breach by the Company of any representation, warranty, covenant or agreement made by it contained in this Agreement or if any representation or warranty made by the Company shall have become materially untrue, in either case such that the conditions set forth in Section 7.02(a) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become materially untrue, provided, that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company through the exercise of its commercially reasonable efforts, Parent may not terminate this Agreement under this Section 8.04(b) for 30 days after delivery of written notice from Parent to the Company of such breach, provided that the Company continues to exercise commercially reasonably efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (b) if such breach is cured during such 30-day period).

         Section 8.05 Effect of Termination and Abandonment.

                  (a) In the event of termination of this Agreement by Parent or Company, as provided in this Article VIII, this Agreement (other than as set forth below) shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, or Purchaser or their respective officers or directors (except that Sections 6.01(b), 8.05, 9.03, 9.09 and 9.10 shall survive the termination); provided, however, that nothing contained in this Section 8.05 shall relieve any party from any liability for any willful or intentional breach of this Agreement.

                  (b) In the event that this Agreement is terminated (i) by the Company pursuant to Section 8.03(a) or (ii) by Parent pursuant to Section 8.04(a), then the Company shall (x) promptly, but in no event later than the earlier of the date of such termination or date of entrance into an agreement concerning an Acquisition Proposal or such earlier time as required by this Agreement, pay to Parent a termination fee of $20 million payable by wire transfer of same day funds and (y) in no event later than two business days after Parent shall have requested payment of its charges and expenses incurred in connection with the transactions contemplated hereby, pay to Parent the amount of such charges and expenses up to a maximum of $5 million payable by wire transfer of same day funds.

                  (c) In the event that this Agreement is terminated pursuant to
Section 8.02(b), and at or prior to the time of the Company Meeting any Person other than Parent shall have made a public announcement of an Acquisition Proposal or shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal, and if within 12 months of such termination, the Company enters into an agreement with such Person concerning a transaction that constitutes an Acquisition Proposal, the Company shall (x) at the time of entering into such agreement, pay to Parent the termination fee of $20 million payable by wire transfer of same day funds and (y) in no event later than two business days after Parent shall have requested payment of its charges and expenses incurred in connection with the transactions contemplated hereby, pay to Parent the amount of such charges and expenses up to a maximum of $5 million payable by wire transfer of same day funds.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         Section 9.01 Non-Survival of Representations and Warranties.

                  The representations and warranties in this Agreement and in any certificate or instrument delivered pursuant hereto shall terminate on the Effective Date or upon the termination of this Agreement pursuant to Section
8.01. This Section shall not limit any covenant or other obligation of the parties hereto which shall survive in accordance with their terms.

         Section 9.02 Amendments, Modification and Waiver.

                  (a) Except as may otherwise be provided herein, any provision of this Agreement may be amended, modified or waived by the parties hereto, by action taken by or authorized by their respective Board of Directors, prior to the Effective Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Parent or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that approval by the Company of any amendment or waiver to this Agreement after the purchase by Parent or Purchaser of any shares of Company Common Stock pursuant to the Arrangement shall be subject to the provisions of Section 2.03(a); provided further, however, that, after the approval of this Agreement by the Company Securityholders, no such amendment shall be made except as allowed under applicable Law.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 9.03 Notices.

                  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy, by overnight delivery service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.03):

                  if to Parent or Purchaser:

Laboratory Corporation of America Holdings
430 South Spring Street, 1st Floor
Burlington, North Carolina 27215
Facsimile No: (336) 226-3835
Attention:        General Counsel

                  with copies to:

Hogan & Hartson L.L.P.
111 South Calvert Street
Baltimore, Maryland  21202
Facsimile No:  (410) 539-6981
Attention:        Michael J. Silver

Stikeman Elliot
1115 Rene-Levesque Blvd. West
Suite 4000
40th Floor
Montreal, Quebec Canada H3B 3V2
Attention:        Pierre Raymond

                  if to the Company:

Dyncare Inc.
20 Eglinton Avenue West, Suite 1600
Toronto, Ontario  M4R 2H1
Facsimile No: (416) 487-8769
Attention: Chief Executive Officer

                  with copies to:


Kirkland & Ellis
200 East Randolph Drive
Chicago, Illinois  60601
Facsimile:  (312) 861-2200
Attention:        Kevin R. Evanich and
                  Sanford E. Perl

Goodman and Carr LLP
200 King Street, West
Suite 2300
Toronto, Ontario M5H 3W5 Canada
Attention:        Jeffrey J. Fineberg

or to such other person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third business day after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

         Section 9.04 Severability.

                  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transaction be consummated as originally contemplated to the fullest extent possible.

         Section 9.05 Entire Agreement; Assignment.

                  This Agreement, together with the Annexes, Exhibits and Schedules hereto and the Confidentiality Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) without the prior written consent of each party hereto.

         Section 9.06 Parties in Interest.

                  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than
Section 6.05 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

         Section 9.07 Interpretation.

                  References in this Agreement to "reasonable best efforts" shall require a person obligated to use its reasonable best efforts to obtain any consent of a third party and to make reasonable out-of-pocket expenditures, including all expenditures incurred in connection with litigation. References herein to the "knowledge of the Company" shall mean the actual knowledge of the "officers" of the Company (as such term is defined in Rule 3b-2 promulgated under the Exchange Act). References herein to the "knowledge of Parent" shall mean the actual knowledge of the "officers" of Parent (as such term is defined in Rule 3b-2 promulgated under the Exchange Act). Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The phrase "made available" when used in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. References to "hereof" shall mean this Agreement and references to the "date hereof" shall mean the date of this Agreement. References in this Agreement to satisfaction of any condition set forth in Article VII shall mean, as of such date of determination, the absence of the event or circumstance described in such condition. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any other agreement or document given pursuant to this Agreement.

         Section 9.08 Specific Performance.

                  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         Section 9.09 Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent mandatorily governed by the law of another jurisdiction. Each of the parties hereto (i) irrevocably consents to the exclusive jurisdiction and venue of the Ontario Superior Court of Justice (Commercial
List), in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, except as has otherwise been agreed to with respect to the consideration and approval of the Arrangement by the Court pursuant to Article II hereof and (ii) waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and venue.

         Section 9.10 Waiver of Jury Trial.

                  Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transaction. Each of the parties hereto
(a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Transaction, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.10.

         Section 9.11 Headings.

                  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 9.12 Counterparts.

                  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         Section 9.13 Currency.

                  For greater certainty, all dollar amounts expressed in this Agreement (unless otherwise expressly provided for herein) or in the Company Disclosure Schedule (unless otherwise expressly provided for therein) and in the Parent Disclosure Schedule are in United States dollars.

                             SIGNATURE PAGE FOLLOWS

                  IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                            LABORATORY CORPORATION OF AMERICA HOLDINGS


                            By: /s/ Bradford T. Smith
                            Name: Bradford T. Smith
                            Title: Executive Vice President


                            3065619 NOVA SCOTIA COMPANY


                            By: /s/ Bradford T. Smith
                            Name: Bradford T. Smith
                            Title: Secretary



                            DYNACARE INC.


                            By: /s/ Harvey Shapiro
                            Name: Harvey Shapiro
                            Title: President and Chief Executive Officer

                                                                  EXECUTION COPY

                                 ANNEX II TO THE
                              PRE-MERGER AGREEMENT

                               PLAN OF ARRANGEMENT
                                UNDER SECTION 182
                   OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

                                    ARTICLE 1
                                 INTERPRETATION

Section 1.1       Definitions

         In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

1.1 "Arrangement" means an arrangement under section 182 of the OBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 9.02 of the Pre-Merger Agreement or this Arrangement or made at the direction of the Court in the Final Order.

         "Arrangement Resolution" means the special resolution of the Company Securityholders approving the Plan of Arrangement as required by the Interim Order and applicable law, to be substantially in the form attached to the Circular.

         "Articles of Arrangement" means the articles of arrangement of the Company in respect of the Arrangement that are required by the OBCA to be sent to the Director after the Final Order is made.

         "Business Day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York or in Toronto.

          "Certificate" means the certificate of arrangement giving effect to the Arrangement, issued pursuant to Section 183(2) of the OBCA after the Articles of Arrangement have been filed.

         "Circular" means the notice of the Company Meeting and accompanying management information circular and proxy statement, including all appendices thereto, to be sent to the Company Securityholders in connection with the Company Meeting, as may be amended from time to time.

         "Company" means Dynacare Inc., a corporation existing under the laws of Ontario.

         "Company Common Stock" means the Company's common shares without par value.

         "Company Meeting" means the special meeting of the Company Securityholders, including any adjournment thereof, to be called and held in accordance with the Interim Order to consider the Arrangement.

         "Company Securityholders" means the holders of Company Common Stock and Company Stock Options, collectively;

         "Company Stock Option Plans" means each of the Company's Amended and Restated Employee Stock Option Plan and the Company's Amended and Restated Stock Option Incentive Plan, as amended to the date of the Pre-Merger Agreement and as may be further amended from time to time as permitted thereby.

         "Company Stock Options" means, at any time or times, the options, whether or not exercisable and whether or not vested, granted under the Company Stock Option Plans and being outstanding and unexercised as at such time or times.

         "Court" means the Superior Court of Justice (Ontario);

         "Depositary" means Mellon Investor Services, L.L.C. and CIBC Mellon Trust Company at its offices located in New York, New York and Toronto, Ontario respectively;

         "Director" means the Director appointed pursuant to Section 278 of the OBCA;

         "Dissent Rights" has the meaning ascribed thereto in Section 3.1.

         "Dissenting Shareholder" means a holder of the Company Common Stock who dissents in respect of the Arrangement in strict compliance with the Dissent Rights.

         "Drop Dead Date" means October 31, 2002, or such later date as may be mutually agreed by the parties to the Pre-Merger Agreement.

         "Effective Date" means the date shown on the Certificate, provided that such date occurs on or prior to the Drop Dead Date.

         "Effective Time" means 12:01 a.m. (Toronto time) on the Effective Date.

         "Exchange Consideration" has the meaning ascribed thereto in Section
         2.3.

         "Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed.

         "Governmental Authority" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or (c) any quasi governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

         "holders" means the holders of Company Common Stock shown from time to time in the register maintained by or on behalf of the Company in respect of the Company Common Stock.

         "Interim Order" means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by Section
         2.2 of the Pre-Merger Agreement.

         "Meeting Date" means the date of the Company Meeting.

          "Noon Spot Rate" means, on any day, the Noon Spot Rate on such day of the Bank of Canada for one Canadian dollar expressed in U.S. dollars.

         "NYSE" means the New York Stock Exchange.

         "Non-Vested Company Stock Options" means, at any time or times, the non-vested options granted under the Company Stock Option Plans and being outstanding and unexercised as at such time or times.

         "OBCA" means the Business Corporations Act (Ontario) as in effect as of the date hereof and as may be amended from time to time prior to the Effective Time.

         "Parent" means Laboratory Corporation of America Holdings, a corporation existing under the laws of the State of Delaware.

         "Parent Closing Price" means the closing price on the NYSE of the Parent Common Stock on the Business Day immediately preceding the Effective Date.

         "Parent Common Stock" means Parent's common stock, par value $.10 per share.

         "Parent Option Shares" has the meaning ascribed thereto in Section 2.2(e).

         "Parent Trading Price" means the average of the closing prices of Parent Common Stock on NYSE during a period of 20 consecutive trading days ending on the Business Day immediately preceding the Effective Date.

         "Person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status.

         "Pre-Merger Agreement" means the pre-merger agreement made as of the 8th day of May, 2002 among Parent, the Purchaser and the Company, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement.

         "Purchaser" means 3065619 NOVA SCOTIA COMPANY, an unlimited liability company existing under the laws of Nova Scotia.

         "Replacement Option" has the meaning ascribed thereto in Section
         2.2(e).

         "Security Portion" has the meaning ascribed thereto in Section 2.3.

         "Vested Company Stock Options" means, at any time or times, the vested options granted under the Company Stock Option Plans and being outstanding and unexercised as at such time or times.

Section 1.2       Sections and Headings

         The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an exhibit refers to the specified section of or exhibit to this Plan of Arrangement.

Section 1.3       Number, Gender and Persons
         In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa and words importing any gender include all genders.

Section 1.4       Currency
         Except as expressly indicated otherwise, all sums of money referred to in this Plan of Arrangement are expressed and shall be payable in United States dollars.

Section 1.5       Time
         Time shall be of the essence in each and every matter or thing herein provided. Unless otherwise indicated, all times expressed herein are local time in Toronto, Ontario.

Section 1.6       Date for any Action
         If the date on which any action is required to be taken hereunder is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

                                    ARTICLE 2
                                   ARRANGEMENT

Section 2.1       Binding Effect
         This Plan of Arrangement will become effective at, and be binding at and after, the Effective Time on (i) the Company, (ii) Parent, the Purchaser,
(iii) all holders and all beneficial holders of the Company Common Stock and
(iv) all holders of the Company Stock Options.

Section 2.2       Arrangement
         Commencing at the Effective Time, the following shall occur and shall be deemed to occur in the following order without any further act or formality:

         (a) each outstanding share of Company Common Stock that is not held by a holder who has exercised its Dissent Rights and is ultimately entitled to be paid the fair value of its shares of Company Common Stock (other than shares of Company Common

                  Stock held by Parent or the Purchaser or any affiliate thereof) will be transferred by the holder thereof to the Purchaser in exchange for the Exchange Consideration;

         (b) each share of Company Common Stock in respect of which Dissent Rights have been exercised shall be and shall be deemed to be transferred to the Purchaser with the Purchaser and the Parent being jointly and severally obligated to pay therefor the amount determined in accordance with Article 3 of this Plan of Arrangement;

         (c) with respect to each share of Company Common Stock acquired or transferred in accordance with Section 2.2(a) or Section 2.2(b):

                  (i) the holder thereof shall cease to be the holder of such share of Company Common Stock and the name of such holder shall be removed from the register of holders of Company Common Stock;

                  (ii) the certificate representing such share of Company Common Stock shall be deemed to have been canceled as of the Effective Time;

                  (iii) the holder thereof shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to acquire or transfer such shares in accordance with Section 2.2(a) or Section 2.2(b);

                  (iv) the Purchaser shall be and shall be deemed to be the transferee of such share of Company Common Stock if transferred in accordance with Section 2.2(a) or
                           Section 2.2(b) and shall be entered in the register of registered holders of the Company as the legal holder of such shares of Company Common Stock; and

                  (v) the names of the holders of the Company Common Stock transferred to Parent pursuant hereto shall be added to the applicable register of holders of Parent Common Stock, and such holders shall be deemed to be the legal and beneficial owners of Parent Common Stock as of the Effective Time for those holders of Company Common Stock who have surrendered the certificates for their Company Common Stock at or prior to the Effective Time and, for those holders of Company Common Stock who surrender the certificates for their Company Common Stock after the Effective Time, as of the date of surrender.


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

         (d) Purchaser shall pay to each holder of Vested Company Stock Options under the Company Stock Option Plans, for each share of Company Common Stock that such holder would be entitled to purchase upon the exercise of such options, each component of the Exchange Consideration, less an amount of cash which is equal to (i) the exercise price per each share of Company Common Stock covered by such options (if in Canadian dollars, converted into its U.S. dollar equivalent based on the Noon Spot Rate on the Business Day immediately prior to the Effective Time) and (ii) any amounts required to be withheld for payment of applicable withholding taxes, deducted from the cash portion of the Exchange Consideration (provided that if the cash portion is insufficient, after consideration of tax withholding obligations, the excess amount shall be deducted from the securities portion of the Exchange Consideration by reducing the amount of Company Common Stock delivered to such holder, the value of which shall be determined by using the closing price of the Company Common Stock on the day prior to the Effective Time), and all such options shall be cancelled and the Company's Amended and Restated Stock Option Incentive Plan shall be terminated;

         (e) Parent shall assume the Company's Amended and Restated Employee Stock Option Plan and each Non-Vested Company Stock Option thereunder shall be assumed by Parent and shall be amended so that such Non-Vested Company Stock Option under such plan shall be converted into an option (a "Replacement Option") to purchase that number of shares of Parent Common Stock equal to the sum of (i) the Security Portion times the number of shares of Company Common Stock subject to the Non-Vested Company Stock Option; plus (ii) the quotient of (A) $11.50 times the number of shares of Company Common Stock subject to the Non-Vested Company Stock Option, divided by (B) the Parent Closing Price ("Parent Option Shares"); the exercise price per share of Parent Common Stock for each Replacement Option shall be the quotient of (x) an aggregate amount equal to the number of shares of Company Common Stock subject to the Non-Vested Company Stock Option exchanged for such Replacement Option times the original exercise price per share of Company Common Stock pursuant to such Non-Vested Company Stock Option, at the option of the holder (i) converted into its U.S. dollar equivalent based on the Noon Spot Rate on the Business Day immediately preceding the Effective Date, or (ii) expressed in Canadian dollars, the whole divided by (y) the Parent Option Shares subject to such Replacement Option. Except as expressly contemplated by this clause 2.2(e), the Arrangement shall not change any of the terms or provisions contained in the Company's Amended and Restated Employee Stock Option Plan or the Non-Vested Company Stock Options granted thereunder.

Section 2.3       Exchange Consideration
         For purposes hereof, "Exchange Consideration" means, with respect to each share of Company Common Stock, the aggregate of US$ 11.50 payable in cash (the "Cash Portion") plus 0.1164 Shares of Parent Common Stock (or 0.2328 Shares of Parent Common Stock after the stock split of May 10, 2002) (the "Security Portion").

Section 2.4       Adjustments to Consideration
         The Security Portion of the Exchange Consideration and the conversion formula for the Company Stock Options set forth in Section 2.2(e) shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or the Company Common Stock other than stock dividends paid in lieu of ordinary course dividends), reorganization, recapitalization or other like change with respect to Parent Common Stock or the Company Common Stock occurring after the date of the Pre-Merger Agreement and prior to the Effective Time.

                                    ARTICLE 3
                                RIGHTS OF DISSENT

Section 3.1       Rights of Dissent
         Holders of the Company Common Stock may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in section 185 of the OBCA and this Section 3.1 (the "Dissent Rights") in connection with the Arrangement; provided that, notwithstanding subsection 185(6) of the OBCA, the written objection to the Arrangement Resolution referred to in subsection 185(6) of the OBCA must be received by the Company not later than 5:00 p.m. (Toronto time) on the Business Day preceding the Company Meeting. Holders of the Company Common Stock who duly exercise such rights of dissent and who:

         (a) are ultimately determined to be entitled to be paid fair value for their Company Common Stock shall be deemed to have transferred such Company Common Stock to the Purchaser in accordance with Section 2.2(b) hereof, to the extent the fair value therefor is paid by the Purchaser; or

         (b) are ultimately determined not to be entitled, for any reason, to be paid fair value for their Company Common Stock shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of the Company Common Stock and shall receive from the Purchaser the Exchange Consideration on the basis determined in accordance with,
                  Section 2.2(a)

but in no case shall Parent, the Purchaser, the Company or any other Person be required to recognize such holders as holders of Company Common Stock after the Effective Time, and the names of such holders of Company Common Stock shall be deleted from the registers of holders of Company Common Stock at the Effective Time.

                                    ARTICLE 4
                   CERTIFICATES, CHEQUES AND FRACTIONAL SHARES

Section 4.1 Exchange of Certificates for Parent Common Stock and Payment in Cash
         At or prior to the Effective Time, the Purchaser shall deposit with the Depositary certificates representing that whole number of shares of Parent Common Stock and the cash portion of the Exchange Consideration to be delivered pursuant to Section 2.2 upon the exchange of shares of Company Common Stock. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Company Common Stock that were exchanged for the Exchange Consideration under the Arrangement, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the OBCA and the by-laws of the Company and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of shares of Parent Common Stock and a cheque representing the cash portion of the Exchange Consideration which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to Section 4.2 and any cash in lieu of fractional shares of Parent Common Stock pursuant to Section 4.3), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of shares of the Company, a certificate representing the proper number of Parent Common Stock and a cheque representing the cash portion of the Exchange Consideration may be issued to the transferee if the certificate representing such shares of Company Common Stock is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to the Effective Time represented one or more outstanding shares of Company Common Stock that were exchanged for the Exchange Consideration shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing shares of Parent Common Stock as contemplated by this Section 4.1, (ii) a cash payment representing the cash portion of the Exchange Consideration, (iii) a cash payment in lieu of any fractional shares of Parent Common Stock as contemplated by Section 4.3 and (iv) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to shares of Parent Common Stock as contemplated by Section 4.2.

Section 4.2       Distributions with Respect to Unsurrendered Certificates
         No dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Company Common Stock that were exchanged pursuant to Section 2.2, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 4.3 and no interest shall be earned or payable on these proceeds, unless and until the holder of such certificate shall surrender such certificate in accordance with Section 4.1 and, in such event, only for the period commencing five (5) Business Days following such surrender. Subject to applicable law, at the time of such surrender of any such certificate (or, in the case of clause (iii) below, at the appropriate payment date), there shall be paid to the holder of the certificates representing shares of Company Common Stock, as the case may be, without interest, (i) the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 4.3, (ii) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the shares of Parent Common Stock, as the case may be, to which such holder is entitled pursuant hereto and (iii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such shares of Parent Common Stock, as the case may be.

Section 4.3       No Fractional Shares
         No certificates representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of certificates pursuant to
Section 4.1. In lieu of any such fractional shares, each Person otherwise entitled to a fractional interest in a share of Parent Common Stock will receive a cash payment from the Depositary equal to the product of such fractional interest and the Parent Trading Price. Parent shall from time to time as necessary provide the Depositary with funds sufficient to satisfy these obligations. On the sixth anniversary of the Effective Date, the aggregate number of shares of Parent Common Stock for which no certificates were issued as a result of the foregoing provisions of this Section 4.3 shall be deemed to have been surrendered by the Depositary for no consideration to Parent, and the cash portion of the Exchange Consideration shall be returned to the Depositary.

Section 4.4       Lost Certificates
         In the event any certificate which immediately prior to the Effective Time represented one or more outstanding shares of Company Common Stock that were exchanged pursuant to Section 2.2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, any cash pursuant to Sections 2.2 and 4.3 and/or one or more certificates representing one or more shares of Parent Common Stock (and any dividends or distributions with respect thereto) deliverable in accordance with the terms of the Arrangement. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom certificates representing shares of Parent Common Stock and cheques representing the cash portion of the Exchange Consideration are to be issued shall, as a condition precedent to the issuance thereof, give a bond reasonably satisfactory to Parent and its transfer agent in such sum as Purchaser or Parent may direct or otherwise indemnify Purchaser and Parent in a manner reasonably satisfactory to Purchaser and Parent against any claim that may be made against Purchaser or Parent with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.5       Extinction of Rights
         Subject to any applicable laws, any certificate which immediately prior to the Effective Time represented outstanding shares of Company Common Stock that were exchanged pursuant to Section 2.2 that is not deposited with all other instruments required by Section 4.1 on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder or creditor for the cash portion of the Exchange Consideration of Purchaser or Parent. On such date, the shares of Parent Common Stock (or cash in lieu of fractional interests therein, as provided in Section 4.3) and the cash portion of the Exchange Consideration to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Purchaser or Parent, as the case may be, together with all entitlements to dividends, distributions and interest in respect thereof held for such former holder. None of Parent, Purchaser or the Depositary shall be liable to any person in respect of any shares of Parent Common Stock or payment in cash (or dividends, distributions and interest in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Section 4.6       Withholding Rights
         Purchaser, Parent and the Depositary shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Company Common Stock or Parent Common Stock such amounts as Purchaser, Parent or the Depositary is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the Exchange Consideration otherwise payable to the holder, Purchaser, Parent and the Depositary are hereby authorized to sell or otherwise dispose of such portion of the Exchange Consideration as is necessary to provide sufficient funds to Purchaser, Parent or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and Purchaser, Parent or the Depositary shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

                                    ARTICLE 5
                                   AMENDMENTS

Section 5.1       Amendments to Plan of Arrangement
(1) The Company reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification and/or supplement must be (i) set out in writing, (ii) approved by Parent,
         (iii) filed with the Court and, if made following the Company Meeting, approved by the Court and (iv) communicated to holders of Company Common Stock or Company Stock Options.

(2) Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Company at any time prior to the Company Meeting (provided that Parent shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Company Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(3) Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Company Meeting shall be effective only if (i) it is consented to by each of the Company and Parent and (ii) if required by the Court, it is communicated to or consented to by the Company Securityholders.

                                    ARTICLE 6
                               FURTHER ASSURANCES

Section 6.1       Further Assurances
         Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Pre-Merger Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein.











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